Exhibit 4.2

AMENDED AND RESTATED

NOTE AGENCY AGREEMENT

TOYOTA MOTOR CREDIT CORPORATION

and

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.

as Registrar

and

THE BANK OF NEW YORK MELLON

as Transfer Agent

€50,000,000,000 Euro Medium Term Note Programme

of

TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.

TOYOTA CREDIT CANADA INC.

TOYOTA FINANCE AUSTRALIA LIMITED (ABN 48 002 435 181)

TOYOTA MOTOR CREDIT CORPORATION

as Issuers

Dated 9 September 2016

TABLE OF CONTENTS

1. Definitions and Interpretation	1
2. Appointment of Registrar; Transfer Agent; Paying Agents	4
3. Forms of Notes and Terms of Issue	5
4. Issue of Global Registered Notes	7
5. Issue of Definitive Registered Notes	9
6. Registration, Transfers and Exchanges	9
7. Special Provisions relating to Registered Global Notes	11
8. Payments	11
9. Mutilated, Destroyed, Stolen or Lost Note Certificates	14
10. Maturity, Redemption and Purchases	14
11. Cancellation and Destruction	15
12. Publication of Notices	15
13. Limit on Liability	15
14. Rights and Liabilities of Registrar, Transfer Agent and Paying Agents	15
15. Commissions, Expenses and Indemnities	17
16. Changes in Registrar, Transfer Agent and Paying Agents	18
17. Meetings of Noteholders	20
18. Further Issues	22
19. Reports	22
20. Forwarding of Notice	22
21. Amendments	22
22. Redenomination and Exchange	23
23. Notices	23
24. Deed Poll	24
25. Contracts (Rights of Third Parties) Act 1999	25
26. Governing Law and Submission to Jurisdiction	25
27. Counterparts	25
28. Headings	25
29. Stamp and Other Taxes	26

THIS AMENDED AND RESTATED NOTE AGENCY AGREEMENT is made as of 9 September 2016, among:

(1)	TOYOTA MOTOR CREDIT CORPORATION of 19001 South Western Avenue, NF10, Torrance, California 90501, U.S.A. (“TMCC”);

(2)	THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A. of Vertigo Building – Polaris, 2-4 rue Eugène Ruppert, L-2453 Luxembourg as registrar and transfer agent (along with its successors, the “Registrar”); and

(3)	THE BANK OF NEW YORK MELLON, acting through its London branch, One Canada Square, Canary Wharf, London E14 5AL, United Kingdom, as transfer agent and paying agent (along with its successors, the “Transfer Agent”).

WHEREAS:

(A)	TMCC, Toyota Motor Finance (Netherlands) B.V., Toyota Credit Canada Inc. and Toyota Finance Australia Limited (together, the “Issuers”) have entered into an Amended and Restated Programme Agreement dated 9 September 2016 with the Dealers named therein (as amended and supplemented or restated from time to time, the “Programme Agreement”) pursuant to which any of the Issuers may issue Euro Medium Term Notes (the “Notes”) in an aggregate nominal amount of up to €50,000,000,000 (or its equivalent in other currencies) outstanding at any time (the “Programme”) (including Notes issued prior to 28 September 2007 by TMCC under its U.S.$30,000,000,000 Euro Medium-Term Note Program last updated on 28 September 2006 (and further amended on 4 March 2011 with respect to certain Notes) which remain outstanding).

(B)	Under the Programme TMCC may issue Notes in bearer form or in registered form (“Registered Notes”).

(C)	Notes are issued under the Programme subject to and with the benefit of an amended and restated agency agreement dated 9 September 2016 (the “Programme Agency Agreement”) between the Issuers, the Transfer Agent as issuing agent, and (unless specified otherwise in the applicable Final Terms) paying agent and calculation agent (the “Agent”).

(D)	It is necessary for TMCC to appoint a registrar and a transfer agent and paying agent in relation to the Registered Notes issued by it under the Programme.

(E)	The parties hereto entered into an amended and restated note agency agreement dated 11 September 2015 (the “Note Agency Agreement”). The parties hereto agree to make certain modifications to the Note Agency Agreement. This Agreement amends and restates the Note Agency Agreement.

1.	Definitions and Interpretation

1.1	Terms and expressions defined in the Programme Agreement or the Programme Agency Agreement or the Conditions or used in the applicable Final Terms shall have the same meanings in this Agreement, except where the context requires otherwise.

1.2	Without prejudice to the foregoing:

“Clearing System” means Euroclear, Clearstream, Luxembourg or any additional or alternative clearing system approved by TMCC, the Registrar and the Transfer Agent, as indicated in the applicable Final Terms.

“Code” means the US Internal Revenue Code of 1986.

“Definitive Registered Note” means a Registered Note issued in definitive form substantially in the form appended to this Agreement as Schedule 2 (or such other form as may be agreed between TMCC, the Registrar, the Transfer Agent and the relevant Purchaser(s)).

“Eurosystem-eligible Note” means a Registered Note which is intended to be held in a manner which would allow Eurosystem eligibility, as stated in the applicable Final Terms.

“FATCA Withholding Tax” means any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Code or any withholding or deduction otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations, agreements or undertakings thereunder or official interpretations thereof) or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement).

“Noteholders” means the several persons who are for the time being holders of outstanding Registered Notes, being the several persons whose names are entered in the register of holders of such Notes as the holders thereof save that, in respect of Registered Notes of any Series, for so long as such Notes or any part thereof are represented by a Registered Global Note, each person who is for the time being shown in the records of the applicable Clearing System as the holder of a particular nominal amount of such Notes (other than a clearing system (including Clearstream, Luxembourg and Euroclear) that is itself an account holder of the other applicable Clearing System for a Series of Notes) (in which regard any certificate or other document issued by the applicable Clearing System as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by TMCC, the Registrar, the Transfer Agent and any other Paying Agent as a holder of such nominal amount of such Notes for all purposes other than for the payment of principal (including premium (if any)) or interest on such Notes, the right to which shall be vested, as against TMCC, the Registrar, the Transfer Agent and any other Paying Agent solely in the person whose name is entered in the register of holders of such Notes as the holder of the Registered Global Note in accordance with and subject to its terms (and the expressions Noteholder, holder of Notes and related expressions shall be construed accordingly).

“NSS” means the new safekeeping structure for holding Registered Notes that are intended to be Eurosystem-eligible Notes.

“Paying Agents” means the Transfer Agent and each such additional transfer agent or paying agent appointed by TMCC under this Agreement.

“Procedures Memorandum” means the non-binding Operating and Administrative Procedures Memorandum set out in Schedule 3 hereto as amended or varied from time to time, in respect of any Tranche of Registered Notes, by agreement between TMCC and the Purchaser of such Tranche with the approval in writing of the Registrar or Transfer Agent, as applicable.

“Registered Global Note” means a Registered Note issued in global form substantially in the form appended to this Agreement as Schedule 1 (or such other form as may be agreed between TMCC, the Registrar, the Transfer Agent and the relevant Purchaser(s)) representing a certain number of underlying Notes (the “Underlying Notes”) and any registered global note issued upon any transfer or exchange thereof or in replacement therefor.

“Relevant Account Holder” means any account holder with the relevant Clearing System which has a certain number of Underlying Notes credited to its securities account from time to time.

“Relevant Time” means the time at which a Registered Global Note becomes void in the circumstances which are specified in that Registered Global Note.

“Stock Exchange” means the London Stock Exchange or any other or further stock exchange(s) on which any Notes may from time to time be listed or admitted to trading, as the case may be; and references in this Agreement to the relevant Stock Exchange shall, in relation to any Notes, be references to the Stock Exchange on which such Notes are from time to time, or are intended to be, listed or admitted to trading.

1.3	Any references to Notes shall, unless the context otherwise requires, include any Registered Global Note(s) or definitive certificates representing such Notes.

1.4	For the purposes of this Agreement, the Notes of each Series shall form a separate series of Notes and accordingly, the provisions of this Agreement shall apply mutatis mutandis separately and independently to the Notes of each Series and in such provisions the expressions “Notes” and “Noteholders”, shall be construed accordingly.

1.5	As used herein, in relation to any Notes which are to have a "listing" or be "listed" (i) on the London Stock Exchange, “listing” and “listed” shall be construed to mean that such Notes have been admitted to the Official List in accordance with the listing rules of the UK Listing Authority and admitted to trading on the London Stock Exchange’s Regulated Market and (ii) on any other Stock Exchange in a jurisdiction within the European Economic Area, “listing” and “listed” shall be construed to mean that Notes have been admitted to trading on a market within that jurisdiction which is a regulated market for the purposes of the Markets in Financial Instruments Directive (Directive 2004/39/EC).

1.6	All references in this Agreement to a Directive include any relevant implementing measure of each Member State of the European Economic Area which has implemented such Directive.

1.7	In this Agreement, unless the contrary intention appears or the context requires otherwise, a reference to:

(a)	an “amendment” includes a supplement, restatement or novation and “amended” is to be construed accordingly;

(b)	a “person” includes any individual, company, unincorporated association, government, state agency, international organisation or other entity;

(c)	the “records” of the Clearing System shall be to the records that the relevant Clearing System holds for its participants, which reflect the amount of each such participant’s interest in the Notes;

(d)	a provision of a law or statute shall be deemed to be a reference to that law or statute as from time to time modified, extended, amended or re-enacted;

(e)	a Section, Subsection, paragraph or Schedule is a reference to a section, subsection or paragraph of, or a schedule to, this Agreement;

(f)	a person includes its successors and assigns;

(g)	a document is a reference to that document as amended from time to time; and

(h)	a time of day is a reference to London time.

2.	Appointment of Registrar; Transfer Agent; Paying Agents

2.1	TMCC hereby appoints The Bank of New York Mellon (Luxembourg) S.A., at present having its principal office at Vertigo Building – Polaris, 2-4 rue Eugène Ruppert, L-2453 Luxembourg, as registrar and transfer agent of TMCC for Registered Notes, upon the terms and conditions set forth herein. The Bank of New York Mellon (Luxembourg) S.A. accepts such appointments as such registrar and transfer agent. TMCC hereby appoints The Bank of New York Mellon, acting through its London branch, at present having its principal office at One Canada Square, London E14 5AL, as transfer agent and paying agent of TMCC for Registered Notes, upon the terms and conditions set forth herein. The Bank of New York Mellon, acting through its London branch, accepts such appointments as such transfer agent and paying agent. For this purpose the Registrar is authorised on behalf of TMCC to act as registrar and transfer agent of TMCC and the Transfer Agent is authorised on behalf of TMCC to act as transfer agent and paying agent of TMCC, and in respect of any Registered Notes settling in Euroclear and Clearstream, Luxembourg:

(a)	to prepare the Registered Global Note(s) and to complete, in accordance with the applicable Final Terms, the necessary details on such Registered Global Note(s) and attach a copy of the applicable Final Terms to such Registered Global Note(s);

(b)	to authenticate such Registered Global Note(s);

(c)	if the Registered Global Note(s) is/are not held in the NSS, to deliver such Registered Global Note(s) (i) to the specified common depositary of Euroclear, Clearstream, Luxembourg and/or such other applicable clearing agency as is specified in the applicable Final Terms against receipt from such common depositary of confirmation that such common depositary is holding the Registered Global Note(s) in safe custody for the account of Euroclear, Clearstream, Luxembourg or such other applicable clearing agency and to instruct Euroclear, Clearstream, Luxembourg and/or such other applicable clearing agency to credit the Notes represented by such Registered Global Note(s), unless otherwise agreed in writing between the Registrar and TMCC or the Transfer Agent and TMCC, as the case may be, to the Registrar’s or the Transfer Agent’s, as the case may be, distribution account, or (ii) as otherwise agreed in writing between TMCC and the Registrar or TMCC and the Transfer Agent, as the case may be;

(d)	if the Registered Global Note(s) is/are held in the NSS, to deliver such Registered Global Note(s) to the specified common safekeeper of Euroclear and/or Clearstream, Luxembourg against receipt from such common safekeeper of confirmation that such common safekeeper is holding the Registered Global Note(s) in safe custody for the account of Euroclear and Clearstream, Luxembourg and, in the case of a Registered

Global Note which is a Eurosystem-eligible Note, to instruct the common safekeeper to effectuate the same; and

(e)	if the Registered Global Note(s) is/are held in the NSS, to instruct Euroclear and Clearstream, Luxembourg to make the appropriate entries in their records to record the initial outstanding aggregate nominal amount of the relevant Tranche of Registered Notes.

2.2	Each of the Registrar and the Transfer Agent shall only be required to perform its obligations under paragraph 2.1(a) if it holds a master Registered Global Note duly executed by a person or persons authorised to execute the same on behalf of TMCC, which may be used by the Registrar or the Transfer Agent, as the case may be, for the purpose of preparing Registered Global Note(s) in accordance with paragraph 2.1(a).

2.3	Each of the Registrar and the Transfer Agent shall provide Euroclear, Clearstream, Luxembourg and/or such other applicable clearing agency with the notifications, instructions or other information to be given by the Registrar or the Transfer Agent, as the case may be, to Euroclear, Clearstream, Luxembourg and/or such other applicable clearing agency.

2.4	Any of the duties and obligations of the Registrar in this Section 2 may be delegated by the Registrar to the Transfer Agent with respect to a particular Series of Registered Notes provided that the Registrar may not delegate its duty and obligation to maintain the Register (as defined in Subsection 6.1) in Luxembourg and any of the duties and obligations of the Registrar or the Transfer Agent set forth in this Section 2 may, with the consent of TMCC, be delegated by the Registrar or the Transfer Agent with respect to a particular Series of Registered Notes to a third party, provided such third party’s performance is subject to the overall supervision and control of the Registrar or the Transfer Agent and provided further that the Registrar may not delegate its duty and obligation to maintain the Register in Luxembourg.

2.5	TMCC, the Registrar and the Transfer Agent acknowledge that the Agent has been instructed to elect Euroclear as common safekeeper in relation to each issue of Eurosystem-eligible Notes, including Registered Global Notes held in the NSS. TMCC, the Registrar and the Transfer Agent acknowledge that the Agent and TMCC may from time to time agree to vary this election and that any such election is subject to the right of Euroclear and Clearstream, Luxembourg to jointly determine that the other shall act as common safekeeper in relation to any such issue.

2.6	Where the Registrar or the Transfer Agent delivers any authenticated Registered Global Note that is held in the NSS to a common safekeeper for effectuation using electronic means, it is authorised and instructed to destroy the Registered Global Note retained by it following its receipt of confirmation by the common safekeeper that the relevant Registered Global Note has been effectuated.

3.	Forms of Notes and Terms of Issue

3.1	Each series of Registered Notes shall initially be issued in the form of a Registered Global Note without coupon, as amended and supplemented by the applicable Final Terms in relation to such Series of Registered Notes and in accordance with the provisions of the Procedures Memorandum set out in Schedule 3 hereto (as from time to time varied, with the prior approval of the Registrar or the Transfer Agent, as the case may be, by TMCC and by the relevant Purchaser or Purchasers of the Registered Notes of such issue).

3.2	All Registered Notes (including any Registered Global Note) shall be executed on behalf of TMCC by the signature, manual or in facsimile, of any person who shall for the time being have been duly authorised by the executive committee of the board of directors in the name of and on behalf of TMCC.

3.3	In the event that any officer of TMCC who shall have signed a Registered Note shall cease to hold such office or authority before the Registered Note so signed shall actually have been authenticated, registered or delivered, such Registered Note nevertheless may be authenticated, registered and delivered with the same force and effect as though such person who signed such Registered Note had not ceased to be such official of TMCC. In the event that a person who has signed on behalf of TMCC a master Registered Global Note or Definitive Registered Notes not yet issued but held by the Transfer Agent or the Registrar, as the case may be, in accordance with Subsections 2.1 and 3.4 ceases to be authorised, the Registrar and Transfer Agent shall (unless TMCC gives notice to the Registrar and the Transfer Agent that Registered Notes signed by that person do not constitute valid and binding obligations of TMCC or otherwise until replacements have been provided to the Registrar and the Transfer Agent) continue to have authority to issue any such Registered Notes, and TMCC hereby warrants to the Registrar and the Transfer Agent that such Registered Notes shall, unless notified as aforesaid, be valid and binding obligations of TMCC. Promptly upon such person ceasing to be authorised, TMCC shall provide the Registrar and the Transfer Agent with a replacement master Registered Global Note and (if applicable) Definitive Registered Notes and the Registrar or the Transfer Agent, as the case may be, shall cancel and destroy the master Registered Global Note(s) and (if applicable) Definitive Registered Notes held by it which are signed by such person and shall provide to TMCC a confirmation of destruction in respect thereof specifying the Registered Notes so cancelled and destroyed.

3.4	The Registrar and the Transfer Agent shall cause all master Registered Global Notes and Definitive Registered Notes delivered to and held by it under this Agreement to be maintained in safe custody and shall ensure that such Registered Notes are issued only in accordance with the provisions of this Agreement and the Registered Global Note and Conditions.

3.5	Subject to the procedures set out in the Procedures Memorandum, for the purposes of Subsection 3.4 the Registrar or Transfer Agent is entitled to treat a telephone or facsimile communication from a person purporting to be (and who the Registrar or Transfer Agent, after making reasonable investigation, believes in good faith to be) the authorised representative of TMCC named in the list referred to in, or notified pursuant to, Subsection 14.6 of this Agreement as sufficient instructions and authority of TMCC for the Registrar or Transfer Agent to act in accordance with Subsection 3.4.

3.6	In respect of Registered Notes settling in a Clearing System (including Euroclear and Clearstream, Luxembourg):

(a)	unless otherwise agreed in writing between TMCC and the Registrar or the Transfer Agent, as the case may be, each Registered Note credited to the Registrar’s or the Transfer Agent’s distribution account with Euroclear and Clearstream, Luxembourg (or, in the case of Registered Notes not held in the NSS, such other applicable clearing agency) following the delivery of a Registered Global Note to a common depositary or, as the case may be, a common safekeeper, shall be held to the order of TMCC. Each of the Registrar and the Transfer Agent shall procure that the nominal amount of Registered Notes which the relevant Purchaser has agreed to purchase is:

(i)	debited from the Registrar’s or the Transfer Agent’s distribution account; and

(ii)	credited to the securities account of such Purchaser with Euroclear, Clearstream, Luxembourg or, in the case of Registered Notes not held in the NSS, such other clearing agency (as specified in the applicable Final Terms), in each case only upon receipt by the Registrar or the Transfer Agent (as the case may be) on behalf of TMCC of the purchase price due from the relevant Purchaser in respect of such Registered Notes.

(b)	unless otherwise agreed in writing between TMCC and the Registrar or the Transfer Agent, as the case may be, if the Registrar or the Transfer Agent, as the case may be, pays an amount (the “Advance”) to TMCC on the basis that a payment (the “Payment”) will be received from a Purchaser and if the Payment is not received by the Registrar or the Transfer Agent, as the case may be, on the date the Registrar or the Transfer Agent, as the case may be, pays TMCC, the Registrar or the Transfer Agent, as the case may be (and if the Registrar fails to do so, the Transfer Agent), shall notify TMCC by facsimile that the Payment has not been received and TMCC shall repay to the Registrar or the Transfer Agent, as the case may be, the Advance and shall pay interest on the Advance (or the unreimbursed portion thereof) from (and including) the date such Advance is made to (but excluding) the earlier of repayment of the Advance and receipt by the Registrar or the Transfer Agent, as the case may be, of the Payment (at a rate quoted at that time by the Registrar or the Transfer Agent, as the case may be) as its cost of funding the Advance provided that evidence of the basis of such rate is given to TMCC); and

(c)	unless otherwise agreed in writing between TMCC and the Registrar or the Transfer Agent, as the case may be, if on the relevant Issue Date a Purchaser does not pay the full purchase price due from it in respect of any Registered Note (the “Defaulted Note”) and, as a result, the Defaulted Note remains in the Registrar’s or the Transfer Agent’s distribution account with Euroclear and/or Clearstream, Luxembourg (or, in the case of Registered Notes not held in the NSS, such other applicable clearing agency) after such Issue Date, the Registrar or the Transfer Agent, as the case may be, will continue to hold the Defaulted Note to the order of TMCC. The Registrar or the Transfer Agent, as the case may be (and if the Registrar fails to do so, the Transfer Agent), shall notify TMCC forthwith of the failure of the Purchaser to pay the full purchase price due from it in respect of any Defaulted Note and, subsequently, shall notify TMCC forthwith upon receipt from the Purchaser of the full purchase price in respect of such Defaulted Note.

3.7	In the event of an issue of Registered Notes that are listed on a Stock Exchange, the Registrar or the Transfer Agent, as the case may be, will promptly, and in any event prior to the Issue Date in respect of such issue, send the applicable Final Terms to the relevant Stock Exchange.

3.8	Execution in facsimile of any Registered Notes and any photostatic copying or other duplication of the master Registered Global Note (in unauthenticated form, but executed manually on behalf of TMCC as stated above) shall be binding upon TMCC in the same manner as if such Registered Notes were signed manually by such signatories.

4.	Issue of Global Registered Notes

4.1	Upon receipt of a Registered Global Note(s) duly executed on behalf of TMCC (unless a master Registered Global Note is to be used) and a copy of the applicable Final Terms duly executed on behalf of TMCC, together with a written order or orders to authenticate and deliver a Registered Global Note(s) in a stated aggregate nominal amount, the Registrar or the

Transfer Agent, as the case may be, shall authenticate and the Registrar shall register the stated aggregate nominal amount of Registered Notes.

4.2	In respect of Registered Notes settling in a Clearing System (including Euroclear and Clearstream, Luxembourg):

(a)	where the applicable Final Terms indicate the Registered Global Note(s) is/are not intended to be held in the NSS, the Registrar or the Transfer Agent, as the case may be, shall deliver such Registered Global Note(s) (i) to the specified depository of the relevant Clearing System (or, in the case of Euroclear and Clearstream, Luxembourg a common depositary) against receipt from such depository of confirmation that such depository is holding the Registered Global Note(s) in safe custody for the account of Euroclear, Clearstream Luxembourg or such other clearing agency and instruct Euroclear, Clearstream, Luxembourg and/or such other applicable clearing agency (as the case may be) to credit the Notes represented by such Registered Global Note(s), unless otherwise agreed in writing between the Registrar or the Transfer Agent, as the case may be, and TMCC, to the Registrar’s or the Transfer Agent’s distribution account, or (ii) as otherwise agreed in writing between TMCC and the Registrar or the Transfer Agent, as the case may be; and

(b)	where the applicable Final Terms indicate the Registered Global Note(s) is/are intended to be held in the NSS, the Registrar or the Transfer Agent, as the case may be (and if the Registrar fails to do so, the Transfer Agent), shall (i) deliver such Registered Global Note(s) to the specified common safekeeper of Euroclear and Clearstream, Luxembourg against receipt from such common safekeeper of confirmation that such common safekeeper is holding the Registered Global Note(s) in safe custody for the account of Euroclear and Clearstream, Luxembourg and instruct the common safekeeper to effectuate the same; and (ii) instruct Euroclear and Clearstream, Luxembourg to make the appropriate entries in their records to reflect the initial outstanding aggregate nominal amount of the relevant Tranche of Registered Notes.

4.3	Where the Registrar or the Transfer Agent, as the case may be, delivers any authenticated Registered Global Note that is to be held in the NSS to a common safekeeper for effectuation using electronic means, it is authorised and instructed to destroy the Registered Global Note retained by it following its receipt of confirmation from the common safekeeper that the relevant Registered Global Note has been effectuated.

4.4	The Registrar or the Transfer Agent, as the case may be (and if the Registrar fails to do so, the Transfer Agent), shall provide Euroclear, Clearstream, Luxembourg and/or such other applicable clearing agency with the notifications, instructions or other information to be given by the Registrar or the Transfer Agent, as the case may be, to Euroclear, Clearstream, Luxembourg and/or such other applicable clearing agency.

4.5	In respect of each Registered Global Note that is to be held in the NSS, the Registrar or the Transfer Agent, as the case may be (and if the Registrar fails to do so, the Transfer Agent), shall also perform the duties set out in Schedule 4 to this Agreement.

4.6	Any of the duties and obligations of the Registrar in this Section 4 may be delegated by the Registrar to the Transfer Agent with respect to a particular Series of Registered Notes provided that the Registrar may not delegate its duty and obligation to maintain the Register in Luxembourg. Any of the duties and obligations of the Registrar or the Transfer Agent in this Section 4 may, with the consent of TMCC, be delegated by the Registrar or the Transfer Agent with respect to a particular Series of Registered Notes to a third party, provided such third party’s performance is subject to the overall supervision and control of the Registrar or the Transfer Agent and provided further that the Registrar may not delegate its duty and obligation to maintain the Register in Luxembourg.

5.	Issue of Definitive Registered Notes

5.1	A Registered Global Note will be exchanged in whole, but not in part only, for Definitive Registered Notes only upon the occurrence of an Exchange Event, as that term is defined in the applicable Registered Global Note.

5.2	Upon the occurrence of an Exchange Event, (i) TMCC will promptly give notice to the Registrar, the Transfer Agent and any other Paying Agents and to Noteholders in accordance with Condition 16 and the Clearing System (acting on the instructions of any holder of an interest in the Registered Global Note) may give notice to the Registrar and/or the Transfer Agent requesting exchange; and (ii) TMCC shall execute Definitive Registered Notes and provide them to the Transfer Agent. The Transfer Agent, upon receipt thereof, shall either authenticate and deliver, or procure the Registrar to authenticate and deliver, such Definitive Registered Notes, without coupons, in such denominations as are specified in the applicable Final Terms, in an aggregate nominal amount equal to the aggregate nominal amount of the Registered Global Note as of the exchange date.

5.3	Any such exchange shall occur not later than 45 days after the date of receipt of the first relevant notice by the Registrar or the Transfer Agent, as the case may be. The exchange will be made upon presentation of the Registered Global Note by the registered holder thereof on any day (other than a Saturday or Sunday) on which banks are open for general business in London and Luxembourg. The aggregate nominal amount of Definitive Registered Notes issued upon an exchange of the Registered Global Note will be equal to the aggregate nominal amount of the Registered Global Note at the time of such exchange. On an exchange of the whole of the Registered Global Note, the Registered Global Note shall be surrendered to the Registrar or the Transfer Agent and the Registrar or the Transfer Agent, as the case may be, shall cancel such Registered Global Note.

5.4	Definitive Registered Notes issued in exchange for the Registered Global Note pursuant to Subsection 5.2 shall be registered by the Registrar in such name as the relevant Clearing System, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar, the Transfer Agent or TMCC. The Registrar or the Transfer Agent, as the case may be (and if the Registrar fails to do so the Transfer Agent), shall deliver such Definitive Registered Notes to or as directed by the persons in whose names such Definitive Registered Notes are so registered by the Registrar and shall direct all payments to be made in respect of such Definitive Registered Notes to the registered holders thereof on or after such exchange regardless of whether such exchange occurred after the record date for such payment.

5.5	All Definitive Registered Notes issued upon the exchange of the Registered Global Note shall be valid obligations of TMCC, evidencing the same debt, entitled to the same benefits and subject to the same terms and conditions (except insofar as they relate specifically to a Registered Global Note) as the Registered Global Note surrendered upon such exchange.

6.	Registration, Transfers and Exchanges

6.1	The Registrar, as agent of TMCC for such purpose, shall at all times keep at its principal offices in Luxembourg, a central securities register (hereinafter the “Register”) for the registration of Registered Notes and registration of transfers and exchanges of Registered

Notes, in which shall be entered the names, alphabetically arranged, and the latest known address of each person who is or has been a registered holder of Registered Notes, the number of Registered Notes held by them, and the date and particulars of the issue and transfer of each Registered Note.

6.2	The Transfer Agent shall notify the Registrar of each registration required to be made by the Registrar in the Register and the Registrar shall make a corresponding registration in the Register.

6.3	Subject to Section 7 hereof, upon surrender for registration of transfer of any Registered Note at its office, the Registrar or the Transfer Agent, as the case may be, shall authenticate, register and deliver, in the name of the transferee or transferees, a new Registered Note or Registered Notes for a like aggregate nominal amount.

6.4	Subject to Section 7 hereof, upon surrender of any Registered Note at its office for exchange, the Registrar or the Transfer Agent, as the case may be, shall authenticate, register (in the case of the Registrar), procure the Registrar to register (in the case of the Transfer Agent) and deliver, in exchange for such Registered Note, a new Registered Note or Registered Notes of the appropriate authorised denomination(s) and for a like aggregate nominal amount in accordance with the provisions of the Registered Notes. TMCC, the Registrar and the Transfer Agent shall not be required to make any exchange of Registered Notes if as a result thereof, TMCC would incur adverse tax or other similar consequences under the laws or regulations of any jurisdiction in effect at the time of the exchange.

6.5	All new Registered Notes authenticated and delivered by the Registrar or the Transfer Agent, as the case may be, upon registration of transfer or in exchange for Registered Notes of other denominations shall be so dated that neither gain nor loss of interest shall result from such registration of transfer or exchange.

6.6	All Registered Notes presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument or instruments of transfer in form satisfactory to the Registrar or the Transfer Agent, as the case may be, which form shall be substantially in the form appended to the Registered Notes and otherwise in accordance with the prevailing transfer regulations and practices of the relevant Clearing System and duly executed by the registered holder or its duly authorised attorney.

6.7	The Registrar or the Transfer Agent, as the case may be, shall not impose any service charge on the registered holder on any such registration of transfer or exchange of Registered Notes; however TMCC may require of the party requesting such transfer or exchange, as a condition precedent to the exercise of any right of transfer or exchange contained in this Agreement or in the Registered Notes, the payment of a sum sufficient to cover any stamp or other tax or other governmental charge payable in connection therewith.

6.8	TMCC, the Registrar, the Transfer Agent and any other Paying Agent may (except as ordered by a court of competent jurisdiction or as required by law) treat the person in whose name any Registered Note is registered as the absolute owner of such Registered Note for the purpose of receiving payment of principal of and interest on such Registered Note, subject to the provisions of the Registered Global Note, whether or not such Registered Note be overdue and notwithstanding any notice of ownership, theft or loss or any writing thereon made by anyone, and any such payment shall be a good and sufficient discharge to TMCC, the Registrar, the Transfer Agent and any other Paying Agent for the amount so paid, provided that where the Registrar, the Transfer Agent or any other Paying Agent, as the case may be, has notified TMCC of the presentation and surrender of any Registered Note in accordance with

Subsection 9.2, the Registrar, the Transfer Agent or any other Paying Agent shall not make payment thereon until so instructed by TMCC.

6.9	The Registrar shall not be required to register, and the Transfer Agent shall not be required to procure the Registrar to register, any transfer or exchange of Registered Notes during the period from any Regular Record Date (as defined in the Registered Notes) to the corresponding Interest Payment Date (as defined in the applicable Final Terms) or Maturity Date (as defined in the applicable Final Terms) or from the close of business on the Redemption Record Date (as defined in the Registered Notes) to the Redemption Date (as defined in the Registered Notes) and for the purposes of any interest payment made in accordance with Section 8 hereof, such payment shall be made to those persons in whose names the Registered Notes are registered on such Regular Record Date or Redemption Record Date, as the case may be.

7.	Special Provisions relating to Registered Global Notes

7.1	Unless otherwise agreed by TMCC, the relevant Purchaser, the Registrar and the Transfer Agent, each Registered Global Note shall be registered on issue in the name of a nominee of the relevant Clearing System (or a common nominee), or such other name as is advised by an authorised representative of the relevant Clearing System, and deposited on issue with a depository for the relevant Clearing System (or a common depositary).

7.2	As long as the relevant Clearing System or its nominee (or a common nominee) is the registered holder of the Registered Global Note it will be considered the sole owner and holder of the Registered Notes for purposes of receiving payment of principal and interest hereunder and under the Registered Global Note. None of TMCC, the Registrar, the Transfer Agent or any other Paying Agent will have any responsibility or liability for any aspect of the records of the relevant Clearing System relating to payments made by such Clearing System on account of beneficial interests in the Registered Global Note. Except as provided in Subsection 5.1 hereof, owners of beneficial interests in the Registered Global Note will not be entitled to have Registered Notes registered in their names and will not receive or be entitled to receive Definitive Registered Notes.

7.3	Unless the Registered Global Note is presented by an authorised representative of the relevant Clearing System to TMCC, the Registrar, the Transfer Agent or any other Paying Agent for registration of transfer, exchange or payment, and any replacement Registered Global Note issued is registered in the name of, or in the name of a nominee (or common nominee) of, the relevant Clearing System, or in such other name as is requested by an authorised representative of the relevant Clearing System (and any payment is made to such nominee (or common nominee) or to such other entity as is requested by an authorised representative of the relevant Clearing System), any transfer, pledge or other use of the Registered Global Note for value or otherwise by or to any person shall be wrongful since the registered holder thereof has an interest therein.

8.	Payments

8.1	TMCC will pay to the Transfer Agent, in same day funds, in the Specified Currency, to an account to be specified by the Transfer Agent, prior to 9:30 am (London time) on the day on which the same shall become due (or the next following Business Day (as defined below) if such due date falls upon a day which is not a Business Day), all amounts to be paid on the Registered Notes for principal and interest on that date as required by the terms of the Registered Notes, and TMCC hereby authorises and directs the Transfer Agent, from the funds so paid to it, to make payment of the principal and interest in respect of the Registered

Notes in accordance with their terms and the provisions set forth below. For the purposes hereof, “Business Day” means a day on which banking institutions in London, England or the applicable place of payment are not authorised or obligated by law or executive order to be closed.

8.2	Payment of principal and interest on the Registered Global Note shall be made by the Transfer Agent to the registered holder in the Specified Currency and in accordance with the regular procedures established from time to time by the relevant Clearing System and the Transfer Agent.

8.3	Payment of principal in respect of Definitive Registered Notes issued pursuant to Subsection 5.1 hereof shall be made in the Specified Currency at the office of the Registrar in Luxembourg, the office of the Transfer Agent in London, England or at the specified office of any other Paying Agent, provided no such payment shall be made at a specified office of any Paying Agent within the United States.

8.4	The Transfer Agent shall arrange with the Registrar and each other Paying Agent for the payment, as provided herein, of the principal of and interest on the Registered Global Notes on terms approved by TMCC provided no such payment shall be made at a specified office of any Paying Agent within the United States. Notwithstanding the foregoing such payment may be made at the specified office of a Paying Agent in the United States (which expression, as used herein, means the United States of America (including the States and the District of Columbia and its possessions) only if:

(a)	Paying Agents with specified offices outside the United States have been appointed with the reasonable expectation that such Paying Agents would be able to make payments at such specified offices outside the United States of the full amount owing in respect to such Registered Global Notes in the manner provided above when due;

(b)	payment of the full amount owing in respect of such Registered Global Notes at all such specified offices outside the United States is illegal or effectively precluded by the imposition of exchange controls or other similar restrictions on the full amount; and

(c)	such payment is then permitted under United States law without involving, in the opinion of TMCC, adverse tax consequences to TMCC.

8.5	Payment of interest due prior to or at maturity or on any date of early redemption will be made by credit or transfer to an account in the relevant Specified Currency maintained by the payee with, or at the option of the payee by a cheque in such Specified Currency drawn on, a bank in the principal financial centre of the country of such Specified Currency unless specified otherwise in the applicable Final Terms, delivered to the registered addresses of registered holders of Registered Notes. Such cheque shall be dated the due date for payment and made payable to the order of the registered holder or, in the case of joint registered holders, to the order of all such joint holders (failing instructions from them to the contrary) and shall be sent to the address of that one of such joint holders whose name stands first in the register as one of such joint holders. The Registrar, the Transfer Agent or any Paying Agent appointed by TMCC for such purpose shall mail or otherwise deliver such cheques to the names and addresses of registered holders of Registered Notes sufficiently in advance of the relevant due date for payment that receipt of such cheques by registered holders on or before the due date is reasonably assured.

8.6	All moneys paid to the Transfer Agent under Subsection 8.1 hereof shall be held by it in a separate account from the moment when such money is received until the time of actual payment, in trust for the registered holders of Registered Notes to be applied by the Transfer Agent to payments due on the Registered Notes at the time and in the manner provided for in this Agreement and the Registered Notes. Any money deposited with the Transfer Agent for the payment of the principal or interest in respect of any Registered Note remaining unclaimed for five years after such principal or interest shall have become due and payable shall be repaid to TMCC without interest, and the registered holder of a Registered Note may thereafter look only to TMCC for any payment to which such holder may be entitled.

8.7	Subject to the Transfer Agent being satisfied in its sole discretion that payment will be duly made as provided in Subsection 8.1, the Transfer Agent or the relevant Paying Agent shall pay or cause to be paid all amounts due in respect of the Registered Notes on behalf of TMCC in the manner provided in the Conditions. If any payment provided for in Subsection 8.1 is made late but otherwise in accordance with the provisions of this Agreement, the Transfer Agent and each Paying Agent shall nevertheless make payments in respect of the Registered Notes as aforesaid following receipt by it of such payment.

8.8	If for any reason the Transfer Agent considers in its sole discretion that the amounts to be received by the Transfer Agent pursuant to Subsection 8.1 will be, or the amounts actually received by it pursuant thereto are, insufficient to satisfy all claims in respect of all payments then falling due in respect of the Registered Notes, the Transfer Agent shall then forthwith notify TMCC of such insufficiency and, until such time as the Transfer Agent has received the full amount of all such payments, neither the Transfer Agent nor any Paying Agent shall be obliged to pay any such claims.

8.9	Without prejudice to Subsections 8.7 and 8.8, if the Transfer Agent pays any amounts to the holders of Registered Note or to any Paying Agent at a time when it has not received payment in full in respect of the relevant Registered Note in accordance with Subsection 8.1 (the excess of the amounts so paid over the amounts so received being the “Shortfall”), TMCC shall, in addition to paying amounts due under Subsection 8.1, pay to the Transfer Agent on demand interest (at a rate which represents the Transfer Agent’s actual overnight cost of funding the Shortfall as evidenced to TMCC by the provision of details of the calculation of the cost of funding) on the Shortfall (or the unreimbursed portion thereof) from (and including) the date such Shortfall is paid by the Transfer Agent to the holders of the Registered Notes or to any Paying Agent to (but excluding) the date of receipt in full by the Transfer Agent of the Shortfall. The Transfer Agent shall notify TMCC by facsimile as soon as practicable, it being understood that TMCC shall have the right to make such payment subsequently with good value as of such Business Day.

8.10	The Transfer Agent shall on demand promptly reimburse each Paying Agent for payments in respect of Registered Notes properly made by such Paying Agent in accordance with this Agreement and the Conditions unless the Transfer Agent has notified the Paying Agent, prior to the opening of business in the location of the office of the Paying Agent through which payment in respect of the Registered Notes can be made on the due date of a payment in respect of the Registered Notes, that the Transfer Agent does not expect to receive sufficient funds to make payment of all amounts falling due in respect of such Registered Notes.

8.11	The Transfer Agent shall be entitled to deduct any applicable FATCA Withholding Tax and shall have no obligation to gross-up any payment hereunder or to pay any additional amount as a result of such applicable FATCA Withholding Tax.

8.12	If TMCC reasonably determines that it will be required to withhold or deduct any FATCA Withholding Tax in connection with any payment due on any Notes, then TMCC will be entitled to re-direct or reorganise any such payment in any way that it sees fit in order that the payment may be made without FATCA Withholding Tax provided that any such re-direction or reorganisation of any payment is made through a recognised institution of international standing and such payment is otherwise made in accordance with this Agreement.

9.	Mutilated, Destroyed, Stolen or Lost Note Certificates

9.1	If any Registered Note certificate is mutilated, defaced, destroyed, stolen or lost, application for replacement shall be made to the Registrar or the Transfer Agent, as the case may be, who shall promptly transmit such application to TMCC. Such application shall be accompanied by the mutilated or defaced certificate or proof, satisfactory to TMCC in its discretion, of the destruction, theft or loss of the certificate, and upon receipt by TMCC of an indemnity satisfactory to it, TMCC shall execute a new certificate of like tenor, and upon written instructions from TMCC, the Registrar or the Transfer Agent, as the case may be, shall thereupon cancel the mutilated or defaced certificate and the Registrar shall, or the Transfer Agent shall procure that the Registrar shall, adjust the Register to reflect the destruction, theft or loss of a certificate, as the case may be, and authenticate, register (in the case of the Registrar only) and deliver such new certificate in exchange for the mutilated or defaced certificate or in substitution for the destroyed, stolen or lost certificate. Such replacement certificate shall be so dated that neither gain nor loss in interest will result from such exchange or substitution. All expenses associated with procuring any indemnity and with the preparation, authentication and delivery of a replacement certificate will be borne by the registered holder of the mutilated, defaced, destroyed, stolen or lost Registered Note certificate.

9.2	Whenever any Registered Note certificate, alleged to have been lost, stolen or destroyed for which a replacement Registered Note certificate has been issued, is presented to the Registrar, Transfer Agent or any Paying Agent for payment at maturity or redemption or for registration of transfer or exchange, the Registrar, Transfer Agent or the Paying Agent, as the case may be, shall immediately notify TMCC in respect thereof and shall deal with such Registered Note only in accordance with TMCC’s instructions.

10.	Maturity, Redemption and Purchases

10.1	Unless previously redeemed as provided in the Conditions, or repurchased by TMCC as provided below, the nominal amount of the Registered Notes is due and payable on the Maturity Date or such other date or dates as set out in the applicable Final Terms.

10.2	TMCC may, if not in default under the Conditions and the terms of the Registered Notes, at any time, purchase Registered Notes in the open market, or by tender or by private contract at any price, in accordance with applicable law and shall cause the Registrar or the Transfer Agent, as the case may be, to cancel any Registered Notes so purchased.

10.3	If TMCC elects to purchase and have cancelled any Registered Notes of a Series when such Registered Notes have been issued in the form of one or more Registered Global Notes, it shall require the Registrar to register such cancellation in the Register and the Registrar or the Transfer Agent, as the case may be (and if the Registrar fails to do so, the Transfer Agent), shall instruct the relevant Clearing System to reduce the outstanding aggregate nominal amount of the Registered Global Note(s) of such Series in accordance with the regular procedures of such Clearing System in effect at such time. Where a Global Registered Note is held in the NSS, the Registrar or the Transfer Agent, as the case may be (and if the Registrar fails to do so, the Transfer Agent), shall instruct the ICSDs to make entries in their records to reflect the cancellation and reduction of the outstanding aggregate nominal amount of such Registered Global Note. In addition, upon TMCC’s cancellation of any such Registered Notes, the Registrar shall deem that the maximum amount of the Registered Notes of such Series to be issued and outstanding at any time shall be reduced by the nominal amount of the Registered Notes so cancelled.

11.	Cancellation and Destruction

All Registered Notes which are paid at maturity or upon early redemption, or surrendered for registration of transfer or exchange for other certificates, shall be cancelled by the Registrar or the Transfer Agent and the Registrar shall, and the Transfer Agent shall procure that the Registrar shall, register such cancellation. The Registrar shall, as soon as practicable after the date of cancellation of Registered Notes under this Section, Subsection 10.2 or Subsection 10.3 hereof or the date that the Register is adjusted to reflect the destruction, theft or loss of a certificate pursuant to Subsection 9.1 hereof, furnish or procure that the Transfer Agent furnishes, TMCC, the Registrar or the Transfer Agent (as applicable) and the Agent with a certificate or certificates stating the serial numbers and total number of Registered Notes that have been cancelled. The Registrar or the Transfer Agent, as the case may be, shall destroy all cancelled Registered Notes in accordance with the instructions of TMCC and shall furnish to TMCC, on a timely basis, certificates of destruction stating the serial numbers, dollar value and total number of all Registered Notes destroyed hereunder, copied to the Registrar or the Transfer Agent, as the case may be.

12.	Publication of Notices

On behalf of and at the request and expense of TMCC, the Transfer Agent shall cause to be published all notices required to be given by TMCC in relation to Registered Notes in accordance with the Conditions. Forthwith upon the receipt by the Registrar or the Transfer Agent, as the case may be, of a demand or notice from any Noteholder in accordance with the Conditions, the Registrar or the Transfer Agent, as the case may be, shall forward a copy thereof to TMCC.

13.	Limit on Liability

In acting under this Agreement, the Registrar, the Transfer Agent and any other Paying Agent are acting solely as agents of TMCC and do not assume any obligation or relationship of agency or trust for or with any of the holders of the Registered Notes, except that all funds held by the Registrar, the Transfer Agent and any other Paying Agent for payment of principal or interest shall be held in trust for the registered holders of Registered Notes as provided in this Agreement.

14.	Rights and Liabilities of Registrar, Transfer Agent and Paying Agents

14.1	The Registrar and the Transfer Agent may rely without further investigation or inquiry upon and shall incur no liability for, or in respect of, any action taken, omitted to be taken or suffered by it in reliance upon any Registered Note, certificate, affidavit, instruction, notice, request, direction, order, statement or other paper, document or communication reasonably believed by it to be genuine. Any order, certificate, affidavit, instruction, notice, request, direction, statement or other communication from TMCC made or given by it and sent, delivered or directed to the Registrar or the Transfer Agent under, pursuant to, or as permitted by, any provision of this Agreement shall be sufficient for purposes of this Agreement if such communication is in writing and signed by the duly authorised representatives of and certified as such by TMCC. The Registrar and the Transfer Agent shall retain the right not to act and shall not be held liable for refusing to act unless it has received clear and reasonable documentation which complies with the terms of this Agreement. The Registrar and the Transfer Agent shall be entitled to rely on, and act upon, any direction, order, instruction, notice or other communication provided to it hereunder which is sent to it by facsimile transmission.

14.2	The Registrar, the Transfer Agent and each other Paying Agent, and their officers, directors and employees, may become the holder of, or acquire any interest in, any Notes, with the same rights that it or they would have if it were not the Registrar, Transfer Agent or a Paying Agent hereunder, or they were not such officers, directors or employees, and may engage or be interested in any financial or other transaction with TMCC and may act on, or as depository, trustee or agent for, any committee or body of holders of Notes or other obligations of TMCC as freely as if it were not the Registrar, Transfer Agent or a Paying Agent hereunder or they were not such officers, directors or employees.

14.3	The Registrar and the Transfer Agent may in connection with its services hereunder:

(a)	consult with legal and other professional advisers and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and in accordance with the opinion of such advisers;

(b)	assume that the terms of the Registered Notes as issued are correct;

(c)	refer any question relating to the ownership of any Registered Note, or the adequacy or sufficiency of any evidence supplied in connection with the replacement, transfer or exchange of any Registered Note to TMCC for determination by TMCC and in good faith conclusively rely upon any determination so made; and

(d)	whenever in the administration of this Agreement it shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, in the absence of bad faith or negligence or wilful misconduct on its part, accept a certificate signed by any person duly authorised on behalf of TMCC as to any fact or matter prima facie within the knowledge of TMCC as sufficient evidence thereof.

14.4	No provisions of this Agreement shall require the Registrar or the Transfer Agent to expend its own funds or assume a financial commitment to a person not party to this Agreement (other than in the ordinary course of its business) in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers hereunder.

14.5	The Transfer Agent, the Registrar and any other Paying Agent shall be obliged to perform such duties and only such duties as are set out in this Agreement (including Schedule 4), the Conditions, the Procedures Memorandum and the Registered Notes or are otherwise agreed in writing by TMCC, the Registrar, the Transfer Agent and any Paying Agent, as applicable, and no implied duties or obligations shall be read into this Agreement or the Registered Notes against the Transfer Agent, the Registrar and Paying Agents other than the duty to act honestly and in good faith and to exercise the diligence of a reasonably prudent registrar, transfer agent and paying agent, as applicable, in such circumstances.

14.6	TMCC will supply the Registrar and the Transfer Agent with the names and specimen signatures of its authorised signatories.

14.7	The sending of a cheque by the Transfer Agent or the sending of moneys by credit or wire transfer by the Transfer Agent will satisfy and discharge the liability for any amounts due to the extent of the sum or sums represented thereby (plus the amount of any tax deducted or withheld as required by law) unless such cheque, credit or wire is not honoured on presentation; provided that, in the event of the non-receipt of such cheque, credit or wire by the payee, or the loss or destruction thereof, the Transfer Agent, upon being furnished with reasonable evidence of such non-receipt, loss or destruction and indemnity reasonably satisfactory to it, will issue to such payee a replacement cheque, credit or wire.

14.8	The amount of the Programme may be increased by the Issuers in accordance with the procedure set out in the Programme Agreement. Upon any increase being effected, all references in this Agreement to the amount of the Programme shall be deemed to be references to the increased amount.

14.9	The Transfer Agent and each Paying Agent shall be a person payments to whom are free from FATCA Withholding Tax at the time of such Transfer Agent’s or Paying Agent’s appointment.

14.10	The Transfer Agent and any other Paying Agent that is for the purposes of receiving payments under this Agreement not a “foreign person” within the meaning of U.S. Treasury Regulations Section 1.1441-1T(c)(2): (i) represents that it is a financial institution within the meaning of U.S. Treasury Regulations Section 1.1441-1T(c)(5), (ii) confirms that it will comply with all withholding requirements imposed on payments with respect to the Notes under Sections 1441, 1442, and the Foreign Account Tax Compliance Act and (iii) agrees that upon its appointment it will provide TMCC with a properly completed, signed and valid IRS Form
W-9.

14.11	The Transfer Agent and any other Paying Agent that is for the purposes of receiving payments under this Agreement a “foreign person” within the meaning of U.S. Treasury Regulations Section 1.1441-1T(c)(2): (i) represents that it is a “qualified intermediary” within the meaning of U.S. Treasury Regulations Section 1.1441-1T(e)(5)(ii), will remain so, and will assume primary chapter 3 and chapter 4 withholding and 1099 reporting and (ii) agrees that upon its appointment it will provide TMCC with a properly, completed, signed and valid IRS Form W-8IMY, with its Global Intermediary Identification Number included thereon and identifying itself as a qualified intermediary that has undertaken primary responsibility for chapter 3 and chapter 4 withholding and 1099 reporting.

14.12	Payments made by TMCC are from U.S. source for U.S. federal tax purposes and are “withholdable payments” within the meaning of Section 1473(1) of the Code.

15.	Commissions, Expenses and Indemnities

15.1	TMCC agrees to pay to the Registrar and Transfer Agent such fees and commissions as TMCC, the Registrar and Transfer Agent may separately agree in respect of the services of the Registrar and the Transfer Agent hereunder, together with any out-of-pocket expenses (including legal, printing, postage, tax, cable and advertising expenses required in connection with the Registered Notes issued hereunder) properly incurred by the Registrar and the Transfer Agent in connection with their said services.

15.2	TMCC will indemnify the Registrar, the Transfer Agent and each other Paying Agent against any direct losses, liabilities, costs, claims, actions, demands or expenses (including, but not limited to, all reasonable costs, charges and expenses paid or incurred in disputing or defending any of the foregoing but excluding loss of profits) which it may incur or which may be made against the Registrar, the Transfer Agent and each other Paying Agent as a result of, or in connection with its appointment by TMCC or the exercise of its powers and duties under this Agreement except such as may result from the Registrar’s, the Transfer Agent’s or any other Paying Agent’s own wilful default, negligence or bad faith or that of its officers, directors or employees or the breach by it of the terms of this Agreement. Such indemnity shall survive the termination or expiry of this Agreement.

15.3	The Registrar, the Transfer Agent and each other Paying Agent shall not be liable for any action taken or omitted hereunder except for their own wilful default, negligence or bad faith or that of their respective officers, directors or employees or the breach by any of them of the terms of this Agreement. The Agent, the Transfer Agent and each other Paying Agent shall not be liable for any consequential loss (being loss of business, goodwill, opportunity or profit) suffered by TMCC.

15.4	The Registrar, the Transfer Agent and each other Paying Agent shall not be responsible for the acts or failure to act of any other of them and each of the Registrar, the Transfer Agent and each other Paying Agent shall severally indemnify TMCC against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all reasonable costs, legal fees, charges and expenses paid or incurred in disputing or defending any of the foregoing) which TMCC may incur or which may be made against it as a result of the breach by the Registrar, the Transfer Agent or such other Paying Agent of the terms of this Agreement or its wilful default, negligence or bad faith or that of its officers, directors or employees. Such indemnity shall survive the termination or expiry of this Agreement.

15.5	If, under any applicable law and whether pursuant to a judgment being made or registered against TMCC or in the liquidation, insolvency or analogous process of TMCC or for any other reason, any payment under or in connection with this Agreement is made or is to be satisfied in a currency (the “other currency”) other than that in which the relevant payment is expressed to be due (the “required currency”) under this Agreement, then, to the extent that the payment (when converted into the required currency at the rate of exchange on the date of payment or, if it is not practicable for the Transfer Agent or the relevant Paying Agent to purchase the required currency with the other currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so or, in the case of a liquidation, insolvency or analogous process at the rate of exchange on the latest date permitted by applicable law for the determination of liabilities in such liquidation, insolvency or analogous process) actually received by the Transfer Agent or the relevant Paying Agent falls short of the amount due under the terms of this Agreement, TMCC undertakes that it shall, as a separate and independent obligation, indemnify and hold harmless the Transfer Agent and the relevant Paying Agent against the amount of such shortfall. For the purpose of this Subsection 15.5, “rate of exchange” means the rate at which the Transfer Agent or the relevant Paying Agent is able on the London foreign exchange market on the relevant date to purchase the required currency with the other currency and shall take into account any premium and other costs of exchange.

16.	Changes in Registrar, Transfer Agent and Paying Agents

16.1	TMCC agrees that until no Registered Note is outstanding or until moneys for the payment of all amounts in respect of all outstanding Registered Notes have been made available to the Transfer Agent and have been returned to TMCC as provided herein (whichever is the later):

(a)	there shall at all times be a Registrar and a Transfer Agent hereunder;

(b)	so long as any Notes are admitted to trading or listed on any Stock Exchange or other relevant authority, there will at all times be a Paying Agent with a specified office in such place as may be required by the rules and regulations of the relevant Stock Exchange or other relevant authority; and

(c)	there will at all times be a Paying Agent in a Member State of the European Union that will not be obliged to withhold or deduct tax pursuant to the European Council Directive 2003/48/EC or any law implementing or complying with or introduced to conform to, such Directive;

provided that TMCC, whenever possible, may choose to act at any time as its own registrar, transfer agent and paying agent.

16.2	Neither the Registrar nor the Transfer Agent shall transfer or assign this Agreement or any interest or obligation herein without TMCC's prior written consent. Any corporation into which the Registrar or the Transfer Agent may be amalgamated, merged or converted, or any corporation with which the Registrar or the Transfer Agent may be consolidated, or any corporation resulting from any amalgamation, merger, conversion or consolidation to which the Registrar or the Transfer Agent shall sell or otherwise transfer all or substantially all of its corporate trust or bond agency business shall be the successor Registrar or the Transfer Agent, as the case may be, under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, but subject to prior notice to and the prior approval of TMCC.

16.3	The Registrar may at any time resign by giving written notice to TMCC of its resignation, specifying the date on which its resignation shall become effective (which shall not be less than 60 days after the date on which such notice is given unless TMCC shall agree to a shorter period); provided that no such notice shall expire less than 30 days before or less than 30 days after the due date for any payment of principal or interest in respect of the Notes. TMCC may remove the Registrar at any time by giving written notice to the Registrar specifying the date on which such removal shall become effective. Such resignation or removal shall only take effect upon the appointment by TMCC of a successor Registrar and upon the acceptance of such appointment by such successor Registrar. The Transfer Agent and any other Paying Agent may resign or may be removed at any time upon like notice, and TMCC in any such case may appoint in substitution therefor a new Transfer Agent or Paying Agent.

16.4	TMCC may from time to time appoint one or more additional agents in relation to the Registered Notes (which may include the agents appointed under the Programme Agency Agreement) for the processing of applications for registration of transfer and exchange of Registered Notes and/or for the payment (subject to the applicable laws and regulations) of the principal of and interest on the Registered Notes and shall provide notice of such appointment to the Registrar, the Transfer Agent and the Agent; provided, however, that the Register shall at all times be maintained by the Registrar. The obligations of the Transfer Agent, Registrar, other Paying Agent or additional agent appointed in relation to the Registered Notes are several and not joint.

16.5	TMCC may at any time terminate the appointment of the Registrar, the Transfer Agent or any Paying Agent appointed in relation to Registered Notes. TMCC will keep the Registrar, the Transfer Agent and the Agent informed as to the name, address and telephone and facsimile numbers of each Paying Agent appointed by it in relation to Registered Notes and will notify the Registrar, the Transfer Agent and the Agent of the resignation or removal of the Registrar, the Transfer Agent or any Paying Agent in relation to Registered Notes.

16.6	The appointment of the Registrar, the Transfer Agent or any Paying Agent hereunder shall forthwith terminate, whether or not notice of such termination shall have been given, if at any time the Registrar, the Transfer Agent or such Paying Agent becomes incapable of performing its duties hereunder, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of a liquidator or receiver of all or any substantial part of its property or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof, or if a resolution is passed or an order made for the winding up or dissolution of the Registrar, the Transfer Agent or such Paying Agent, or if a liquidator or receiver of the Registrar, the Transfer Agent or such Paying Agent of all or any substantial part of its property is appointed, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law, or if any public officer takes charge or control of the Registrar, the Transfer Agent or such Paying Agent or its property or affairs for the purposes of rehabilitation, conservation or liquidation.

16.7	Prior to the effective date of any such resignation or removal of the Registrar, the Transfer Agent or Paying Agent, or if the Registrar, the Transfer Agent or Paying Agent shall become unable to act as such, TMCC shall appoint a successor Registrar, Transfer Agent or Paying Agent. Upon the appointment of a successor Registrar, Transfer Agent or Paying Agent and its acceptance of such appointment, the retiring Registrar, Transfer Agent or Paying Agent shall, at the direction of TMCC, deliver and pay over to its successor any and all securities, money and any other properties then in its possession as Registrar, Transfer Agent or Paying Agent and shall thereupon cease to act hereunder.

16.8	Any variation, termination, appointment or change shall only take effect (other than termination under Subsection 16.6 hereof above, when it shall be of immediate effect) after not less than 30 or more than 45 days’ prior notice thereof shall have been given to the Noteholders in accordance with Condition 16.

16.9	Not less than 60 days prior to the date of any affected payment, the Transfer Agent and each Paying Agent agrees that it shall notify TMCC in writing if any of Subsection 14.9 and Subsection 14.10 or 14.11, as applicable to such Transfer Agent or Paying Agent, cease to be true, or if the Transfer Agent or any other Paying Agent believes that it will no longer be able to comply with such Subsections. Any such notice shall constitute notice of resignation by such Paying Agent under Subsection 16.3.

17.	Meetings of Noteholders

17.1	Each of the Registrar, the Transfer Agent and the Paying Agents, on the request of any holder of Registered Notes, shall issue voting certificates and block voting instructions and shall forthwith give notice to TMCC and the Registrar by fax, with the original notice to follow by first class prepaid post, of any revocation or amendment of a block voting instruction. Each of the Registrar, the Transfer Agent and the Paying Agents will keep a full and complete record of all voting certificates and block voting instructions issued by it and will, not less than 24 hours before the time appointed for holding a meeting or adjourned meeting, deposit at such place as may be notified to the Transfer Agent and the Paying Agents by the Registrar, for the purpose full particulars, all voting certificates and block voting instructions issued by it in respect of such meeting or adjourned meeting.

17.2	A meeting of holders of Registered Notes may be called by the holders of at least 10 per cent. in nominal amount of the outstanding Registered Notes affected thereby at any time and from time to time to make, give or take any request, demand, authorisation, direction, notice, consent, waiver or other action provided by this Agreement or the Registered Notes to be made, given or taken by holders of Registered Notes.

17.3	The Registrar may at any time call a meeting of holders of Registered Notes of any Series for any purpose specified in Section 21 to be held at such time and at such place in Luxembourg or in London, England as the Registrar and TMCC shall determine. Notice of every meeting of holders of Registered Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given by the Registrar to TMCC and to the holders of the Registered Notes, in the same manner as provided in Condition 16, not less than 21 nor more than 180 days prior to the date fixed for the meeting. If at any time TMCC or the holders of at least 10 per cent. in nominal amount of the outstanding Registered Notes shall have requested the Registrar to call a meeting of the holders to take any action authorised in Section 21, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Registrar shall not have given notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then TMCC, or the holders of Registered Notes in the amount above-specified, as the case may be, may determine the time and the place in Luxembourg or London for such meeting and may call such meeting by giving notice thereof as provided in this Subsection 17.3.

17.4	To be entitled to vote at any meeting of holders of Registered Notes, a person shall be a registered holder of outstanding Registered Notes at the time of such meeting, or a person appointed by an instrument in writing as proxy for such holder.

17.5	The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in aggregate nominal amount of the Registered Notes then outstanding affected thereby. In the absence of a quorum, within 30 minutes of the time appointed for any such meeting, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Subsection 17.3 except that such notice need be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the nominal amount of the outstanding Registered Notes which shall constitute a quorum.

The quorum at any adjourned meeting will be one or more persons holding or representing 25 per cent. in aggregate nominal amount of such Registered Notes then outstanding affected thereby. Any meeting of holders of Registered Notes at which a quorum is present may be adjourned from time to time by vote of a majority in nominal amount of the outstanding Registered Notes represented at the meeting, and the meeting may be held as so adjourned without further notice. At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters shall be effectively passed and decided if passed or decided by the persons entitled to vote a majority in nominal amount of the outstanding Registered Notes represented and voting at such meeting, provided that such amount approving such resolution shall be not less than 25 per cent. in nominal amount of the outstanding Registered Notes.

17.6	Any modifications, amendments or waivers under this Section 17 or Section 21 to this Agreement or to the terms and conditions of the Registered Notes will be conclusive and binding on all holders of Registered Notes whether or not they have given such consent or were present at any meeting, and whether or not notation of such modifications, amendments or waivers is made upon the Registered Notes. It shall not be necessary for the consent of the holders of Registered Notes under Condition 15 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

17.7	Registered Notes authenticated and delivered after the execution of any amendment under this Section 17 or Section 21 to this Agreement may bear a notation in form approved by the Registrar and the Transfer Agent as to any matter provided for in such amendment to this Agreement. New Registered Notes so modified as to conform, in the opinion of the Registrar, the Transfer Agent and TMCC, to any modification contained in any such amendment may be prepared by TMCC, authenticated by the Registrar or the Transfer Agent and delivered in exchange for or on transfer or the Registered Notes then outstanding affected thereby.

17.8	The Registrar may make such reasonable regulations as it may deem advisable for any meeting of holders of Registered Notes in regard to proof of the holding of Registered Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. The Registrar shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by TMCC or holders of Registered Notes as provided above, in which case TMCC or the holders of Registered Notes calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the persons entitled to vote a majority in nominal amount of the outstanding Registered Notes represented at the meeting. The chairman of the meeting shall have no right to vote, except as a holder of Registered Notes or proxy. A record, at least in triplicate, of the proceedings of each meeting of holders of Registered Notes shall be prepared, and one such copy shall be delivered to TMCC and another to the Registrar to be preserved by the Registrar.

18.	Further Issues

TMCC shall be at liberty from time to time without the consent of the holders of the Registered Notes to create and issue further Registered Notes ranking pari passu in all respects (or in all respects save for the Issue Date, the amount and the date of the first payment of interest thereon and/or the purchase price) and so that the same shall be consolidated and form a single series with the outstanding Registered Notes and references in this Agreement to “Registered Notes” shall be construed accordingly.

19.	Reports

The Registrar and the Transfer Agent shall furnish to TMCC such reports as may be required by TMCC relative to the Registrar's and the Transfer Agent’s performance under this Agreement. TMCC may, whenever it deems it necessary, inspect books and records maintained by the Registrar and the Transfer Agent pursuant to this Agreement, if any.

20.	Forwarding of Notice

If the Registrar shall receive any notice or demand addressed to TMCC pursuant to the provisions of the Registered Notes, the Registrar shall promptly forward such notice or demand to TMCC.

21.	Amendments

This Agreement and the Registered Notes may be amended by TMCC and the Registrar and the Transfer Agent, without the consent of the holder of any Registered Note (a) for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or therein, or to evidence the succession of another corporation to TMCC as provided in Condition 13 or provide for substitution of TMCC as provided in Condition 14, (b) to make any further modifications of the terms of this Agreement necessary or desirable to allow for the issuance of any additional

Registered Notes (which modifications shall not be materially adverse to holders of outstanding Registered Notes), or (c) in any manner which TMCC and the Registrar and the Transfer Agent may deem necessary or desirable and which shall not materially adversely affect the interests of the holders of the Registered Notes. In addition, with the written consent of the holders of a majority in aggregate nominal amount of the Registered Notes then outstanding affected thereby, or by resolution adopted by the holders of a majority in aggregate nominal amount of Registered Notes then outstanding present or represented at a meeting of the holders of the Registered Notes affected thereby at which a quorum is present (provided that such resolution shall be approved by the holders of not less than 25 per cent. of the aggregate nominal amount of Registered Notes then outstanding affected thereby), this Agreement or the terms and conditions of the Registered Notes may be modified or amended by the parties hereto or thereto, and future compliance and past defaults waived, in each case as provided in Conditions 9 and 15 and subject to the limitations therein provided (including that no such agreement shall, without the consent or the affirmative vote of the holder of each Registered Note affected thereby, (i) change the stated maturity of the principal of or any instalment of interest on any Registered Note, (ii) reduce the nominal amount of or interest on any Registered Note, (iii) change the obligation of TMCC to pay Additional Amounts as provided in Condition 7, (iv) reduce the percentage in nominal amount of outstanding Registered Notes the consent of the holders of which is necessary to modify or amend this Agreement or the terms and conditions of the Registered Notes or to waive any future compliance or past default, or (v) reduce the percentage in nominal amount of outstanding Registered Notes the consent of the holders of which is required at any meeting of holders of Registered Notes at which a resolution is adopted).

22.	Redenomination and Exchange

Clause 30 of the Programme Agency Agreement is incorporated in this agreement mutatis mutandis.

23.	Notices

23.1	Any communications to the Registrar with respect to this Agreement shall be addressed to The Bank of New York Mellon (Luxembourg) S.A., Vertigo Building – Polaris, 2-4 rue Eugène Ruppert, L-2453 Luxembourg, Attention: Corporate Trust Admin., Fax No.: +352 24 525 329;

23.2	Any communications to the Transfer Agent with respect to this Agreement shall be addressed to The Bank of New York Mellon, One Canada Square, Canary Wharf, London E14 5AL, United Kingdom, Attention: Mark Elsom, Corporate Trust, Fax No.: +44 (0)20 7964 2536; and

23.3	Any communications to TMCC with respect to this Agreement shall be addressed to 19001 South Western Avenue, NF10, Torrance, California 90501, United States, Attention: TFS Treasury Operations, Email: TFS_Treasury_Operations@toyota.com, Fax No. +1 310 381 7739;

(or such other address as shall be specified in writing by the Registrar, the Transfer Agent or TMCC, as the case may be) and shall be delivered in person or sent by first class prepaid post, email or by facsimile transmission subject, in the case of email or facsimile transmission, to confirmation of receipt by telephone. Such notice shall take effect in the case of delivery in person, at the time of delivery, in the case of delivery by first class prepaid post seven (7) Business Days after dispatch and in the case of delivery by email or facsimile transmission, at the time of confirmation by telephone.

All notices to the holders of Registered Notes will be mailed or delivered to such holders at their addresses indicated in records maintained by the Registrar. Any such notice shall be deemed to have been given on the date of such delivery or publication, as the case may be, or in the case of mailing, on the second Business Day after such mailing. For as long as the Registered Notes are represented by one or more Registered Global Notes, the Registrar or the Transfer Agent may provide such notices to the applicable Clearing System to be provided by the applicable Clearing System to its direct and indirect participants holding an interest in the Registered Notes in accordance with the rules and procedures of the applicable Clearing System.

24.	Deed Poll

24.1	If any Registered Global Note becomes void in accordance with its terms, TMCC covenants with each Relevant Account Holder (other than any Relevant Account Holder which is an account holder of any other Relevant Clearing System) that each Relevant Account Holder shall automatically acquire at the Relevant Time, without the need for any further action on behalf of any person, against TMCC all those rights which the Relevant Account Holder would have had if at the Relevant Time it held and beneficially owned executed and authenticated Definitive Registered Notes in respect of each Underlying Note (as defined in the definition of Registered Global Note) represented by the Registered Global Note which the Relevant Account Holder has credited to its securities account with the Relevant Clearing System at the Relevant Time. TMCC’s obligation under this Section 24 shall be a separate and independent obligation by reference to each Underlying Note which a Relevant Account Holder has credited to its securities account with the Relevant Clearing System and TMCC agrees that a Relevant Account Holder may assign its rights under this Section 24 in whole or in part.

24.2	The records of the relevant Clearing System shall be conclusive evidence of the identity of the Relevant Account Holders and the number of Underlying Notes credited to the securities account of each Relevant Account Holder. For these purposes a statement issued by the relevant Clearing System stating:

(a)	the name of the Relevant Account Holder to which the statement is issued; and

(b)	the aggregate nominal amount of Underlying Notes credited to the securities account of the Relevant Account Holder as at the opening of business on the first day following the Relevant Time on which the Relevant Clearing System is open for business, shall be conclusive evidence of the records of the Relevant Clearing System at the Relevant Time.

24.3	In the event of a dispute, the determination of the Relevant Time by the Relevant Clearing System shall (in the absence of manifest error) be final and conclusive for all purposes in connection with the Relevant Account Holders with securities accounts with the relevant Clearing System.

24.4	TMCC undertakes in favour of each Relevant Account Holder that, in relation to any payment to be made by it under this Section 24, it will comply with the provisions of Condition 7 to the extent that they apply to any payments in respect of Underlying Notes as if those provisions had been set out in full in this Section 24.

24.5	TMCC will pay any stamp and other duties and taxes, including interest and penalties, payable on or in connection with the execution of this Agreement and any action taken by any Relevant Account Holder to enforce the provisions of this Section 24.

24.6	This Section 24 and Section 26 shall take effect as a Deed Poll for the benefit of the Relevant Account Holders from time to time. This Agreement shall be deposited with and held by the common depositary or common safekeeper, as the case may be, for Euroclear and

Clearstream, Luxembourg until all the obligations of TMCC under this Section 24 have been discharged in full.

24.7	TMCC acknowledges the right of every Relevant Account Holder to the production of, and the right of every Relevant Account Holder to obtain (upon payment of a reasonable charge) a copy of, this Agreement, and further acknowledges and covenants that the obligations binding upon it contained in this Section 24 are owed to, and shall be for the account of, each and every Relevant Account Holder, and that each Relevant Account Holder shall be entitled severally to enforce those obligations against TMCC.

25.	Contracts (Rights of Third Parties) Act 1999

Save for Section 24, a person who is not a party to this Agreement has no right by virtue of the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

26.	Governing Law and Submission to Jurisdiction

26.1	This Agreement and any non-contractual obligations arising out of or in connection with this Agreement shall be governed by, and construed in accordance with, the laws of England.

26.2	TMCC hereby irrevocably agrees, for the exclusive benefit of the Registrar, the Transfer Agent, the Paying Agents and the Relevant Account Holders, that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement (including a dispute relating to any non-contractual obligations arising out of or in connection with this Agreement), and that accordingly any suit, action or proceedings (together referred to as “Proceedings”) arising out of or in connection with this Agreement (including any Proceedings relating to any non-contractual obligations arising out of or in connection with this Agreement) may be brought in such courts. TMCC hereby irrevocably waives any objection which it may have to the laying of the venue of any such Proceedings in any such court and any claim that any such Proceedings have been brought in an inconvenient forum and hereby further irrevocably agrees that a judgment in any such Proceedings brought in the English courts shall be conclusive and binding upon TMCC and may be enforced in the courts of any other jurisdiction. Nothing contained in this Section 26 shall limit any right to take Proceedings against TMCC in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not. TMCC hereby appoints Toyota Financial Services (UK) PLC of Great Burgh, Burgh Heath, Epsom, Surrey KT18 5UZ, England as its agent for service of process, and agrees that, in the event of Toyota Financial Services (UK) PLC ceasing so to act or ceasing to be registered in England, it will appoint another person as its agent for service of process in England in respect of any Proceedings.

27.	Counterparts

This Agreement may be signed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Agreement by e-mail attachment or telecopy shall be an effective mode of delivery.

28.	Headings

The headings for the sections of this Agreement are for convenience only and are not part of this Agreement.

29.	Stamp and Other Taxes

TMCC agrees to pay any and all taxes, stamp and other documentary taxes or duties which may be payable in connection with the execution, delivery, performance and enforcement of this Agreement by the Registrar, the Transfer Agent and the Paying Agents.

IN WITNESS WHEREOF, TMCC has executed this Agreement as a deed and the Registrar and Transfer Agent have executed this Agreement, as of the date first above written.

TOYOTA MOTOR CREDIT CORPORATION

KATHERINE ADKINS

By:
	Name:	Katherine Adkins
	Title:	Group Vice President, General Counsel & Secretary

19001 South Western Avenue, NF10
Torrance
California 90501
USA

Telephone:	+1 310 468 4076
Telefax:	+1 310 381 7739
Email:	TFS_Treasury_Operations@toyota.com
Attention:	TFS Treasury Operations

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.

PAUL CATTERMOLE

By:
	Name:	Paul Cattermole
	Title:	Vice President

Vertigo Building - Polaris
2-4 rue Eugène Ruppert
L-2453 Luxembourg

Telephone: +352 24 52 5329
Telefax: +352 24 52 4204

THE BANK OF NEW YORK MELLON, acting through its London branch

PAUL CATTERMOLE

By:
	Name:	Paul Cattermole
	Title:	Vice President

One Canada Square
Canary Wharf
London E14 5AL
United Kingdom

Telephone: +44 (0)20 7964 8768/4875
Telefax: +44 (0)20 7964 2536

SCHEDULE 1
FORM OF REGISTERED GLOBAL NOTE

THE NOTES REPRESENTED BY THIS REGISTERED GLOBAL NOTE HAVE NOT BEEN REGISTERED UNDER THE US SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNDER THE SECURITIES ACT EXCEPT IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.

ISIN: [ ]	Certif. No.: [ ]
Common Code: [ ]	Serial Number: [ ]
Series Number: [ ]

TOYOTA MOTOR CREDIT CORPORATION
(a company incorporated with limited liability in California, United States)

REGISTERED GLOBAL NOTE

representing

[Specified Currency and Nominal Amount of Series]
NOTES DUE [Year of Maturity]

The Issuer hereby certifies that [Name of registered holder] is, at the date hereof, entered in the Register (defined below) as the holder of the aggregate Nominal Amount of                                             of a duly authorised issue of Notes of [Specified Currency and Denomination] (the “Notes”) of Toyota Motor Credit Corporation (the “Issuer”). References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in [Appendix A to the Programme Agency Agreement (as defined below)] [specify other document in which Conditions set out if in a different form] as supplemented and replaced or modified (as referred to in the said Terms and Conditions) by the Final Terms relating to the Notes, a copy of which is annexed hereto (the “Conditions”). Words and expressions defined in the Conditions shall bear the same meanings when used in this Registered Global Note. This Registered Global Note is issued subject to, and with the benefit of, the Conditions and an amended and restated agency agreement dated 9 September 2016 (the “Programme Agency Agreement” which expression shall be construed as a reference to that agreement as the same may be amended, supplemented and/or restated from time to time) and made between Toyota Motor Finance (Netherlands) B.V., Toyota Credit Canada Inc., Toyota Finance Australia Limited, Toyota Motor Credit Corporation and The Bank of New York Mellon as agent for the holders of the Notes.

In addition, this Registered Global Note and all the rights of the registered holder hereof are expressly subject to an amended and restated note agency agreement dated 9 September 2016 (the “Note Agency Agreement” which expression shall be construed as a reference to that agreement as the same may be amended, supplemented and/or restated from time to time), between the Issuer and The Bank of New York Mellon (Luxembourg) S.A., as registrar and transfer agent (the “Registrar”, which term includes any successor as registrar and transfer agent) and The Bank of New York Mellon, acting through its London branch, as transfer agent and paying agent (the “Transfer Agent” which term includes any successor as transfer agent and paying agent). This Registered Global Note, the Programme Agency Agreement and the Note Agency Agreement together constitute a contract. The registered holder by acceptance of this Registered Global Note assents to and is deemed to have notice of the Programme Agency Agreement and the Note Agency Agreement. Further references herein to principal or interest shall be deemed to also refer to any additional amounts which may be payable hereunder.

The Issuer, the Agent, the Registrar and the Transfer Agent may treat the holder in whose name this Registered Global Note is registered as the absolute owner hereof for all purposes, whether or not this Registered Global Note is overdue, and none of the Issuer, the Registrar or the Transfer Agent shall be affected by notice to the contrary. All payments to or on the order of the registered holder of this Registered Global Note are valid and effectual to discharge the liability of the Issuer and the Registrar and the Transfer Agent hereon to the extent of the sum or sums paid.

The Issuer, subject to and in accordance with the Conditions, the Programme Agency Agreement and the Note Agency Agreement, agrees to pay to such registered holder on the Maturity Date and/or on such earlier date(s) as the Notes or any of them may become due and repayable in accordance with the Conditions, the Programme Agency Agreement and the Note Agency Agreement, the amount payable in respect of the Notes represented by this Registered Global Note (as specified above) or such lesser amount as is payable following any such redemption or purchase and cancellation as is referred to below and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Registered Global Note calculated and payable as provided in the Conditions, the Programme Agency Agreement and the Note Agency Agreement together with any other sums payable under the Conditions, the Programme Agency Agreement and the Note Agency Agreement, upon presentation and, at maturity, surrender of this Registered Global Note at the specified office of the Registrar at Luxembourg or at the specified office of the Transfer Agent at London, England [insert in the case of Notes clearing in a Clearing System] or such other specified office as may be specified for this purpose in accordance with the Conditions.

On any redemption or payment of interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Registered Global Note details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption, payment or purchase and cancellation the nominal amount of this Registered Global Note and the Notes held by the registered holder hereof shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled. On any redemption or purchase and cancellation of any of the Notes represented by this Registered Global Note, details of such redemption or purchase and cancellation shall be entered by or on behalf of the Issuer in the Register (as defined below) recording any such redemption, payment or purchase and cancellation and shall be signed by or on behalf of the Issuer and, where the applicable Final Terms indicates this Registered Global Note is intended to be held in a manner that would allow Eurosystem eligibility, the Transfer Agent shall instruct Euroclear and Clearstream, Luxembourg to make the appropriate entries in their records to reflect such redemption, payment or purchase and cancellation and the remaining outstanding aggregate nominal amount of the Notes. The nominal amount of this Registered Global Note and of the Notes held by the registered holder hereof following any such redemption, payment or purchase and cancellation as aforesaid or any transfer or exchange as referred to below shall be the nominal amount most recently entered in the Register and reflected in the relevant column in Part II or III of Schedule One hereto or in Schedule Two hereto.

Interest payable, and punctually paid or duly provided for, on any Interest Payment Date and the principal payable on the Maturity Date will be paid to the person in whose name this Registered Global Note (or one or more predecessor Registered Global Notes) is registered at close of the business day of Euroclear and Clearstream, Luxembourg (or any other agreed clearing system in which this Registered Global Note is being held) prior to such Interest Payment Date or the Maturity Date, as the case may be (each such day a “Regular Record Date”). Any such interest or principal, as the case may be, not so punctually paid or duly provided for will be paid to the person in whose name this Registered Global Note (or one or more predecessor Registered Global Note) is registered at the close of business on a special record date for the payment of such defaulted interest or principal to be fixed by the Registrar, notice whereof shall be given to the registered holder hereof not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner.

In the event that this Registered Global Note (or any part of it) has become due and repayable in accordance with Condition 9 and payment in full of the amount due has not been made to the registered holder in accordance with the provisions set out above then this Registered Global Note will become void at 8.00 p.m. (London time) on such day and the registered holder will have no further rights under this Registered Global Note (but without prejudice to the rights which the registered holder or any other person may have under Section 24 of the Note Agency Agreement in respect of the Notes issued under the Programme Agreement pursuant to which this Registered Global Note is issued).

This Registered Global Note may be exchanged in whole but not in part (free of charge) for Notes in definitive registered form (each a “Definitive Registered Note”) without coupons attached only upon the occurrence of an Exchange Event.

An “Exchange Event” means:

(1)	an Event of Default (as defined in Condition 9) has occurred and is continuing; or

(2)	the Issuer has been notified that both Euroclear and Clearstream, Luxembourg (or any other agreed clearing system in which this Registered Global Note is being held) have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and, as a result, Euroclear and Clearstream, Luxembourg or such other agreed clearing system in which this Registered Global Note is being held are no longer willing or able to discharge properly their responsibilities with respect to this Registered Global Note and the Transfer Agent and the Issuer are unable to locate a qualified successor; or

(3)	the Issuer has or will become subject to adverse tax consequences which would not be suffered were the Notes represented by this Registered Global Note in definitive registered form.

Upon the occurrence of an Exchange Event the Issuer will promptly give notice to Noteholders in accordance with Condition 16; and the relevant Clearing System (acting on the instructions of any holder of an interest in this Registered Global Note) may give notice to the Registrar or the Transfer Agent requesting exchange.

Any such exchange shall occur not later than 45 days after the date of receipt of the first relevant notice by the Registrar or the Transfer Agent, as the case may be. The exchange will be made upon presentation of this Registered Global Note by the registered holder hereof on any day (other than a Saturday or Sunday) on which banks are open for general business in London, England and Luxembourg. The aggregate nominal amount of Definitive Registered Notes issued upon an exchange of this Registered Global Note will be equal to the aggregate nominal amount of this Registered Global Note at the time of such exchange. On an exchange of the whole of this Registered Global Note, this Registered Global Note shall be surrendered to the Registrar or the Transfer Agent, as the case may be, and, where the applicable Final Terms indicates this Registered Global Note is intended to be held in a manner that would allow Eurosystem eligibility, the Transfer Agent shall instruct Euroclear and Clearstream, Luxembourg to make the appropriate entries in their records to reflect such exchange.

On or after such exchange, the Registrar, the Transfer Agent and any other Paying Agent shall make all payments to be made in respect of such Definitive Registered Notes to the registered holders thereof regardless of whether such exchange occurred after the record date for such payment.

Notes represented by this Registered Global Note are transferable only in accordance with, and subject to, the provisions hereof and of the Note Agency Agreement (as amended and supplemented or restated from time to time) and the rules and operating procedures of the relevant Clearing System.

Title to this Registered Global Note passes by due endorsement in the Register. The Issuer shall procure that due registration of transfer shall be entered in the Register maintained by the Registrar. Unless otherwise required by law, only the duly registered holder or if more than one person is so registered, the first-named of such persons is entitled to payment in respect of this Registered Global Note.

The Registrar has been appointed registrar for the Notes, and the Registrar will maintain at its office in Luxembourg, a register (herein, the “Register”) for the registration of, and the registration of transfers and exchanges of, Notes. Subject to the limitations, terms and conditions set forth in the Conditions, herein and in the Note Agency Agreement, this Registered Global Note may be transferred at the aforesaid office of the Registrar or at the office of the Transfer Agent by surrendering this Registered Global Note for cancellation, and thereupon the Registrar shall issue and register, or the Transfer Agent shall issue and procure the Registrar to register, in the name of the transferee, in exchange herefor, a new Registered Global Note having identical terms and conditions and having a like aggregate nominal amount in authorised denominations. If this Registered Global Note is surrendered for transfer, it shall be accompanied by a written instrument of transfer in form satisfactory to the Registrar or the Transfer Agent and executed by the registered holder in person or by the holder’s attorney duly authorised in writing. No service charge will be imposed for any such transfers and exchanges, but the Issuer may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge in connection therewith.

The Registrar and the Transfer Agent shall not be required to register or procure registration of any transfer or exchange of this Registered Global Note during the period from any Regular Record Date to the corresponding Interest Payment Date or Maturity Date or from the close of business on the 15th calendar day (whether or not such day is a business day in Luxembourg) preceding the date of early redemption (the “Redemption Record Date”) to the date of early redemption (the “Redemption Date”). None of the Issuer, the Registrar or the Transfer Agent shall be required to make any exchange of Notes if as a result thereof, the Issuer may incur adverse tax or other similar consequences under the laws or regulations of any jurisdiction in effect at the time of the exchange.

On any transfer pursuant to which either (i) Notes represented by this Registered Global Note are no longer to be so represented or (ii) Notes not so represented are to be so represented details of such transfer shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such transfer shall be signed by or on behalf of the Issuer and in the Register, whereupon the nominal amount of this Registered Global Note and the Notes held by the registered holder hereof shall be increased or reduced (as the case may be) by the nominal amount so transferred. Where the applicable Final Terms indicates this Registered Global Note is intended to be held in a manner that would allow Eurosystem eligibility, the Transfer Agent shall instruct Euroclear and Clearstream, Luxembourg to make the appropriate entries in their records to reflect such transfer of the Notes.

Subject as provided in the Note Agency Agreement, each person who is for the time being shown in the records of the relevant Clearing System as entitled to a particular nominal amount of the Notes represented by this Registered Global Note (in which regard any certificate or other document issued by the relevant Clearing System as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be deemed to be the holder of such nominal amount of the Notes for all purposes other than with respect to payments on and voting, giving consents and making requests in respect of, such nominal amount of such Notes for which purpose the registered holder of this Registered Global Note shall be deemed to be the holder of such nominal amount of the Notes in accordance with and subject to the terms of this Registered Global Note.

Upon a further issue of Notes, as contemplated by the Note Agency Agreement and the Conditions, details of such further issue shall be entered by or on behalf of the Issuer in Schedule One hereto to reflect the increase of the nominal amount by an amount equal to the aggregate nominal amount of Notes so issued and to be registered in the name of [ ], whereupon the nominal amount hereof shall be increased for all purposes by the amount so issued and so noted, or the Issuer shall issue or cause to be issued an additional Registered Global Note to evidence such further issue of Notes. Where the applicable Final Terms indicates this Registered Global Note is intended to be held in a manner that would allow Eurosystem eligibility, the Transfer Agent shall instruct Euroclear and Clearstream, Luxembourg to make the appropriate entries in their records to reflect such further issue and the increase in the outstanding aggregate nominal amount of the Notes.

In the event of any discrepancy between the nominal amount of this Registered Global Note or any Schedule to this Registered Global Note and the nominal amount of this Registered Global Note as shown on the Register, the nominal amount of this Registered Global Note as shown on the Register shall prevail.

This Registered Global Note and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

No rights are conferred on any person by virtue of the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Registered Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

This Registered Global Note shall not be valid unless authenticated by [The Bank of New York Mellon (Luxembourg) S.A., as Registrar] [The Bank of New York Mellon acting through its London branch, as Transfer Agent]1, and, if the Final Terms indicate that this Registered Global Note is intended to be held under the New Safekeeping Structure (i) which is intended to be held in a manner which would allow Eurosystem eligibility, or (ii) in respect of which the Issuer has notified [The Bank of New York Mellon (Luxembourg) S.A., as Registrar] [The Bank of New York Mellon acting through its London branch, as Transfer Agent]1 that effectuation is to be applicable, effectuated by the entity appointed as common safekeeper by the relevant Clearing Systems. This Registered Global Note may be duly executed on behalf of the Issuer by manual or facsimile signature.

IN WITNESS whereof the Issuer has caused this Registered Global Note to be duly executed on its behalf.

[Date]

TOYOTA MOTOR CREDIT CORPORATION

By:
Authorised Signatory

1 Delete as applicable.

Authenticated by
[The Bank of New York Mellon (Luxembourg) S.A., as Registrar][The Bank of New York Mellon acting through its London branch, as Transfer Agent]2.

By:
Authorised Signatory

3Effectuated without recourse,
warranty or liability by:

[insert name of common safekeeper]
as common safekeeper

By:

[2]	Delete as applicable.

[3]	This should only be completed where the Final Terms indicate that this Registered Global Note is intended to be held in the New Safekeeping Structure.

Schedule One
PART I

INTEREST PAYMENTS

Interest Payment Date	Date of Payment	Total Amount of Interest Payable	Amount of Interest Paid	Confirmation of payment by or on behalf of the Issuer
First
Second

[continue numbering until the appropriate number of Interest Payment Dates for the particular issue of Notes is reached]

PART II

REDEMPTIONS

Date made	Part of nominal amount of this Registered Global Note redeemed	Remaining nominal amount of this Registered Global Note following such redemption	Remaining amount payable under this Registered Global Note following such redemption*	Confirmation of redemption by or on behalf or the Issuer
_____________	______________	_______________	_______________	_______________
_____________	______________	_______________	_______________	_______________
_____________	______________	_______________	_______________	_______________
_____________	______________	_______________	_______________	_______________
_____________	______________	_______________	_______________	_______________
_____________	______________	_______________	_______________	_______________
_____________	______________	_______________	_______________	_______________
_____________	______________	_______________	_______________	_______________
_____________	______________	_______________	_______________	_______________
_____________	______________	_______________	_______________	_______________
_____________	______________	_______________	_______________	_______________

* See most recent entry in Part II or III or Schedule Two in order to determine this amount.

PART III

PURCHASES AND CANCELLATIONS

Date made	Part of nominal amount of this Registered Global Note purchased and cancelled	Remaining nominal amount of this Registered Global Note following such purchase and cancellation	Remaining amount payable under this Registered Global Note following such purchase and cancellation*	Confirmation of purchase and cancellation by or on behalf of the Issuer
_____________	______________	_______________	_______________	_______________
_____________	______________	_______________	_______________	_______________
_____________	______________	_______________	_______________	_______________
_____________	______________	_______________	_______________	_______________
_____________	______________	_______________	_______________	_______________
_____________	______________	_______________	_______________	_______________
_____________	______________	_______________	_______________	_______________
_____________	______________	_______________	_______________	_______________
_____________	______________	_______________	_______________	_______________
_____________	______________	_______________	_______________	_______________
_____________	______________	_______________	_______________	_______________
_____________	______________	_______________	_______________	_______________

* See most recent entry in Part II or III or Schedule Two in order to determine this amount.

Schedule Two
SCHEDULE OF TRANSFERS AND EXCHANGES

The following transfers affecting the nominal amount of this Registered Global Note have been made:

Date made	Nominal amount of Notes transferred or exchanged	Remaining/increased nominal amount of this Registered Global Note following such transfer*or exchange	Notation made by or on behalf of the Issuer

______	______________	__________________	_____________
______	______________	__________________	_____________
______	______________	__________________	_____________
______	______________	__________________	_____________
______	______________	__________________	_____________
______	______________	__________________	_____________
______	______________	__________________	_____________
______	______________	__________________	_____________
______	______________	__________________	_____________
______	______________	__________________	_____________
______	______________	__________________	_____________
______	______________	__________________	_____________
______	______________	__________________	_____________
______	______________	__________________	_____________
______	______________	__________________	_____________
______	______________	__________________	_____________
______	______________	__________________	_____________
______	______________	__________________	_____________
______	______________	__________________	_____________
______	______________	__________________	_____________
______	______________	__________________	_____________
______	______________	__________________	_____________
______	______________	__________________	_____________
______	______________	__________________	_____________
______	______________	__________________	_____________
______	______________	__________________	_____________
______	______________	__________________	_____________
______	______________	__________________	_____________
______	______________	__________________	_____________
______	______________	__________________	_____________
______	______________	__________________	_____________
______	______________	__________________	_____________
______	______________	__________________	_____________
______	______________	__________________	_____________

*	See most recent entry in Part II or III of Schedule One or in this Schedule Two in order to determine this amount.

SCHEDULE 2
FORM OF DEFINITIVE REGISTERED NOTE

THE NOTES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE US SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNDER THE SECURITIES ACT EXCEPT IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.

ISIN: [ ]	Certif. No.: [ ]
[Common Code: [ ]]	Serial Number: [ ]
Series Number: [ ]

TOYOTA MOTOR CREDIT CORPORATION
(a company incorporated with limited liability in California, United States)

DEFINITIVE REGISTERED NOTE

representing

[Specified Currency and Nominal Amount of Series]
NOTES DUE [Year of Maturity]

This Note is one of a Series of Notes of [Specified Currency and Denomination] each (“Notes”) of Toyota Motor Credit Corporation (the “Issuer”) issued as of the date specified in the Final Terms attached hereto or endorsed hereon and maturing on the date so specified. References herein to the Conditions shall be to the Terms and Conditions endorsed hereon as supplemented or modified by the Final Terms. This Note is issued subject to, and with the benefit of, an amended and restated agency agreement dated 9 September 2016 (the “Programme Agency Agreement” which expression shall be construed as a reference to that agreement as the same may be amended, supplemented and/or restated from time to time) and made between, inter alia, Toyota Motor Finance (Netherlands) B.V., Toyota Credit Canada Inc., Toyota Finance Australia Limited, Toyota Motor Credit Corporation and The Bank of New York Mellon as Agent for the holders of the Notes. In addition, this Note and all the rights of the registered holder hereof are expressly subject to the Programme Agency Agreement and an amended and restated note agency agreement dated 9 September 2016 (the “Note Agency Agreement” which expression shall be construed as a reference to that agreement as the same may be amended, supplemented and/or restated from time to time), between the Issuer, The Bank of New York Mellon (Luxembourg) S.A., as registrar and transfer agent (the “Registrar”, which term includes any successor as registrar and transfer agent) and The Bank of New York Mellon, acting through its London branch, as transfer agent and paying agent (the “Transfer Agent” which term includes any successor as transfer agent and paying agent).

This Note, the Programme Agency Agreement and the Note Agency Agreement together constitute a contract. The registered holder by acceptance of this Note assents to and is deemed to have notice of the Programme Agency Agreement and the Note Agency Agreement. Further references herein to principal or interest shall be deemed to also refer to any additional amounts which may be payable hereunder.

THIS IS TO CERTIFY that                                                           is/are the registered holder(s) of one of the above-mentioned Notes and is/are entitled on the Maturity Date or on such earlier date as this Note may become due and repayable in accordance with the Conditions, the Note Agency Agreement and the Programme Agency Agreement, to the amount payable on redemption of this Note and to receive interest (if any) on the nominal amount of this Note calculated and payable as provided in the Conditions, the Note Agency Agreement and the Programme Agency Agreement together with any other sums payable under the Conditions, the Note Agency Agreement and the Programme Agency Agreement.

Title to this Note passes by due endorsement in the Register (as defined below). The Issuer shall procure that due registration of transfer shall be entered in the Register maintained by the Registrar. Unless otherwise required by law, only the duly registered holder or if more than one person is so registered, the first-named of such persons is entitled to payment in respect of this Note.

The Registrar has been appointed registrar for the Notes, and the Registrar will maintain at its office in Luxembourg, a register (herein, the “Register”) for the registration of, and the registration of transfers and exchanges of, Notes. Subject to the limitations, terms and conditions set forth in the Conditions, herein and in the Note Agency Agreement, this Note may be transferred at the aforesaid office of the Registrar by surrendering this Note for cancellation, and thereupon the Registrar shall issue and register in the name of the transferee, in exchange herefor, a new Note having identical terms and conditions and having a like aggregate nominal amount in authorised denominations. If this Note is surrendered for transfer, it shall be accompanied by a written instrument of transfer in form satisfactory to the Registrar and executed by the registered holder in person or by the holder's attorney duly authorised in writing. No service charge will be imposed for any such transfers and exchanges, but the Issuer may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge in connection therewith.

The Issuer, the Agent, the Registrar, the Transfer Agent and any other Paying Agent may treat the holder in whose name this Note is registered as the absolute owner hereof for all purposes, whether or not this Note is overdue, and none of the Issuer, the Registrar, the Transfer Agent or any other Paying Agent shall be affected by notice to the contrary. All payments to or on the order of the registered holder of this Note are valid and effectual to discharge the liability of the Issuer and the Registrar, the Transfer Agent and any other Paying Agent hereon to the extent of the sum or sums paid.

Interest payable, and punctually paid or duly provided for, on any Interest Payment Date and the principal payable on the Maturity Date will be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at 5:00 p.m., Luxembourg time, on the 15th calendar day (whether or not such day is a business day in Luxembourg) prior to such Interest Payment Date or the Maturity Date, as the case may be (each such day a “Regular Record Date”). Any such interest or principal, as the case may be, not so punctually paid or duly provided for will be paid to the person in whose name this Note (or one or more predecessor Note) is registered at the close of business on a special record date for the payment of such defaulted interest or principal to be fixed by the Registrar, notice whereof shall be given to the registered holder hereof not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner.

The Registrar shall not be required to register any transfer or exchange of this Note during the period from any Regular Record Date to the corresponding Interest Payment Date or Maturity Date or from the close of business on the 15th calendar day (whether or not such day is a business day in Luxembourg) preceding the date of early redemption (the “Redemption Record Date”) to the date of early redemption (the “Redemption Date”). Neither the Issuer nor the Registrar shall be required to make any exchange of Notes if as a result thereof, the Issuer may incur adverse tax or other similar consequences under the laws or regulations of any jurisdiction in effect at the time of the exchange.

This Note shall not be valid unless authenticated by [The Bank of New York Mellon (Luxembourg) S.A., as Registrar] [The Bank of New York Mellon acting through its London branch, as Transfer Agent]1.

No rights are conferred on any person by virtue of the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

IN WITNESS whereof the Issuer has caused this Note to be duly executed on its behalf.

[Date]

TOYOTA MOTOR CREDIT CORPORATION

By:
Authorised Signatory

Authenticated by
[The Bank of New York Mellon (Luxembourg) S.A., as Registrar][The Bank of New York Mellon acting through its London branch, as Transfer Agent]2.

By:
Authorised Signatory

1 Delete as applicable.

2 Delete as applicable.

Terms and Conditions

[Terms and Conditions to be as set out in Appendix A to the Programme Agency Agreement or in such other form as may be agreed between the TMCC, the Registrar and the relevant Purchaser(s)] [Endorsed on or attached to the Terms and Conditions is to be the applicable Final Terms]

FORM OF TRANSFER OF REGISTERED NOTE

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) to

(Please print or type name and address (including postal code) of transferee)

[Specified Currency][           ] nominal amount of this Note and all rights hereunder, hereby irrevocably constituting and appointing [ ] as attorney to transfer such nominal amount of this Note in the register maintained by [ ] with full power of substitution.

Signature(s)

Date:

N.B.: This form of transfer must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions and must be executed under the hand of the transferor or, if the transferor is a corporation, either under its common seal or under the hand of two of its officers duly authorised in writing and, in such latter case, the document so authorising such officers must be delivered with this form of transfer.

SCHEDULE 3
FORM OF OPERATING AND ADMINISTRATIVE
PROCEDURES MEMORANDUM

All terms with initial capitals used herein without definition shall have the meanings given to them in the Prospectus dated 9 September 2016 as supplemented or replaced from time to time (the “Prospectus”) or, as the case may be, in the Programme Agreement dated 9 September 2016 between Toyota Motor Finance (Netherlands) B.V. (“TMF”), Toyota Credit Canada Inc. (“TCCI”), Toyota Finance Australia Limited (“TFA”) and Toyota Motor Credit Corporation (“TMCC” and together with TMF, TCCI and TFA, the “Issuers”) and the Dealers named therein as amended, supplemented, novated or restated from time to time (the “Programme Agreement”) pursuant to which the Issuers may issue Notes.

As used herein in relation to any Notes which are to have a “listing” or to be “listed” (i) on the London Stock Exchange, “listing” and “listed” shall be construed to mean that such Notes have been admitted to the Official List in accordance with the listing rules of the UK Listing Authority and admitted to trading on the London Stock Exchange’s Regulated Market and (ii) on any other Stock Exchange within the European Economic Area, “listing” and “listed” shall be construed to mean that the Notes have been admitted to trading on a market within that jurisdiction which is a regulated market for the purposes of the Markets in Financial Instruments Directive (Directive 2004/39/EC).

This Operating and Administrative Procedures Memorandum applies to Notes issued on and after
9 September 2016. The procedures set out in Annex 1 may be varied by agreement between TMCC, the Registrar, the Transfer Agent and the relevant Purchaser, including to take account of any standardised procedures published by Euroclear and/or Clearstream, Luxembourg (together, the “ICSDs”) and/or the International Capital Market Services Association (“ICMSA”) and/or the International Capital Market Association (“ICMA”). The timings set out in these procedures represent optimum timings to ensure a smooth settlement process. Each of the ICSDs has its own published deadlines for taking certain of the actions described herein (which may be later than the timings described herein). The Issuer, the Registrar, the relevant Purchaser, and the depository, common depositary, or common service provider and common safekeeper, as the case may be, may agree to vary the timings described herein subject to compliance with such deadlines.

OPERATING PROCEDURES

Purchasers must confirm all trades directly with TMCC and the Registrar and/or Transfer Agent.

1. RESPONSIBILITIES OF THE REGISTRAR AND/OR TRANSFER AGENT

The Registrar and/or the Transfer Agent will, in addition to the responsibilities in relation to settlement described in the Annex, be responsible for the following:

(1) in the case of Registered Notes which are to be listed on a stock exchange (the relevant Stock Exchange), distributing to the relevant Stock Exchange and any other relevant authority such number of copies of the Final Terms as they may reasonably require; and

(2) where applicable, providing the Ministry of Finance of Japan with all required notifications and reports (including any monthly reports as to amounts, issue dates and other terms of each Tranche of Yen-denominated Registered Notes).

2. RESPONSIBILITIES OF THE LISTING AGENT/ARRANGER/LEAD MANAGER/ DEALER

(1) The Lead Manager/Dealer/other Purchaser shall be responsible for preparing the applicable Final Terms to the Prospectus giving details of the Registered Notes to be issued.

(2) In the case of Registered Notes to be listed on a relevant Stock Exchange, the Listing Agent/Arranger or Lead Manager will be responsible for ensuring compliance with the Prospectus Rules (if applicable) and the Listing Rules and obtaining all necessary approvals for listing the Registered Notes on the relevant Stock Exchange. TMCC recognises with respect to this Clause 2(2) its continuing obligation so long as any Registered Notes under the Programme are outstanding to apprise the applicable Dealers of any material adverse change in its (consolidated, if applicable) financial position or its business operations.

3. RESPONSIBILITIES OF TMCC

TMCC shall execute and deliver the Final Terms to the Registrar/Transfer Agent and the Arranger or the Lead Manager/Dealer/other Purchaser.

4. SETTLEMENT

The settlement procedures set out in the Annex shall apply to each issue of Registered Notes settling in Euroclear/Clearstream, Luxembourg unless otherwise agreed between TMCC and the relevant Dealer or Dealers.

ANNEX

SETTLEMENT PROCEDURES – EUROCLEAR/CLEARSTREAM, LUXEMBOURG

The procedures set out below have been discussed and agreed by the ICSDs, representatives of ICMA and representatives of ICMSA. It is recommended that these procedures are adopted without material amendment to facilitate standardisation in the market and a smooth closing procedure. ****

Times set out below are London times and represent the latest time for taking the action concerned. It is recommended that where possible the action concerned is taken in advance of these times.

The Registrar may delegate all its duties hereunder to the Transfer Agent, save and except that the Registrar must maintain the Register in Luxembourg.

Day	Latest time	Action
No later than Issue Date minus 3	2:00 p.m.	TMCC or its designated agent may agree to terms with one or more of the Purchasers for the issue and purchase of Notes. The relevant Purchaser instructs the Registrar or the Transfer Agent to obtain a common code and ISIN for the Notes from one of the ICSDs.
Issue Date minus 2	5:00 p.m.	If a Purchaser has reached agreement with TMCC by telephone, the Purchaser confirms the terms of the agreement to TMCC attaching a copy of the applicable Final Terms (substantially in the form set out in Annex B to the Programme Agency Agreement) by electronic communication. The Purchaser sends a copy of that electronic communication to the Registrar or the Transfer Agent for information.
TMCC confirms its agreement to the terms on which the issue of Notes is to be made (including the form of the Final Terms) by signing and returning a copy of the Final Terms to the relevant Purchaser and the Registrar or the Transfer Agent. The details set out in the signed Final Terms shall be conclusive evidence of the agreement (save in the case of manifest error) and shall be binding on the parties accordingly. TMCC also confirms its instructions to the Registrar or the Transfer Agent to carry out the duties to be carried out by the Registrar or the Transfer Agent under these Settlement Procedures and the Note Agency Agreement including preparing and authenticating a Registered Global Note for the Tranche of Notes which is to be purchased.
In the case of Floating Rate Notes, the Agent notifies the Registrar, the Transfer Agent, the ICSDs, TMCC, (if applicable) the relevant Stock Exchange and any other relevant authority and the relevant Purchaser of the Rate of Interest for the first Interest Period (if already determined). Where the Rate of Interest has not yet been determined, this will be notified in accordance with this paragraph as soon as it has been determined.

****	In the case of a syndicated Note issue, certain of the Settlement Procedures set forth below will be revised as appropriate.

If TMCC has agreed with two or more Purchasers to issue Notes on a syndicated basis, it is to enter into an agreement with such Purchasers in the form or substantially the form set out in Appendix 5 to the Programme Agreement.
No later than Issue Date minus 1	2:00 p.m.	In the case of Notes which are to be listed on a Stock Exchange or publicly offered in a European Economic Area Member State, the Registrar or the Transfer Agent, as the case may be, also notifies the Stock Exchange and/or any other relevant authority, as the case may be, by electronic communication or by hand of the details of the Notes to be issued by sending the applicable Final Terms to the Stock Exchange and/or any other relevant authority, as the case may be.
Issue Date minus 1	10:00 a.m. (for prior day currencies1)	The relevant Purchaser and the Registrar or the Transfer Agent, as the case may be, give settlement instructions to the relevant ICSD(s) to effect the payment of the purchase price, against delivery of the Notes, to the Registrar’s or the Transfer Agent’s account with the relevant ICSD(s) on the Issue Date.
	12.00 noon (for other currencies)	The parties (which for this purpose shall include the Registrar or the Transfer Agent, as the case may be) may agree to arrange for “free delivery” to be made through the relevant ICSD(s) if specified in the applicable Final Terms, in which case these Settlement Procedures will be amended accordingly.
Issue Date minus 1	ICSD deadlines for the relevant currency	For prior day currencies, the Registrar or the Transfer Agent, as the case may be, instructs the relevant ICSD(s) to debit its account and pay for value on the Issue Date the aggregate purchase moneys received by it to the account of TMCC previously notified to the Registrar or the Transfer Agent, as the case may be, for the purpose.
Issue Date minus 1	3.00 p.m.	The Registrar or the Transfer Agent, as the case may be, prepares and authenticates a Registered Global Note for each Tranche of Notes which is to be purchased, attaching the applicable Final Terms.
Each Registered Global Note which is not to be held in the NSS is then delivered by the Registrar or the Transfer Agent, as the case may be, to the Common Depositary. Each Global Note which is to be held in the NSS is then delivered by the Registrar or the Transfer Agent, as the case may be, to the common safekeeper, together (if applicable) with an effectuation instruction. In the event that the common service provider and the common safekeeper are not the same entity, the Registrar or the Transfer Agent, as the case may be, should also deliver the applicable Final Terms to the common service provider.

[1]	The most common prior day currencies are Australian dollars (AUD), Hong Kong dollars (HKD), Japanese yen (JPY) and New Zealand dollars (NZD) but other currencies in similar time zones may also be prior day currencies. The parties should establish whether or not a particular currency is a prior day currency as soon as possible.

For Notes held in the NSS, the Registrar or the Transfer Agent, as the case may be, then instructs the ICSDs, through the common service provider, to make the necessary entries in their records to record the outstanding amount of the Registered Global Note.
Issue Date minus 1	5.00 p.m.	The conditions of issue in the Programme Agreement are satisfied and/or waived.
In the case of each Registered Global Note which is held in the NSS, the common safekeeper confirms deposit and effectuation (if applicable)[2] of the Registered Global Note to the Registrar or the Transfer Agent, as the case may be, the common service provider and the ICSDs.
Issue Date minus 1	6.00 p.m.	In the case of each Registered Global Note which is not held in the NSS, the Common Depositary confirms deposit of the Registered Global Note to the Registrar or the Transfer Agent, as the case may be, and the ICSDs.
In the case of each Registered Global Note which is held in the NSS, the common service provider relays the Registrar’s or the Transfer Agent’s instruction to record the issue outstanding amount of the Registered Global Note to the ICSDs.
Issue Date	According to ICSD settlement procedures	The ICSDs debit and credit accounts in accordance with instructions received from the Registrar or the Transfer Agent, as the case may be, and the relevant Purchaser.
Issue Date	ICSD deadlines for the relevant currency	For non-prior day currencies, the Registrar or the Transfer Agent, as the case may be, instructs the relevant ICSD(s) to debit its account and pay for value on the Issue Date the aggregate purchase moneys received by it to the account of TMCC previously notified to the Registrar for the purpose.
Issue Date	5.00 p.m.	The Registrar or the Transfer Agent, as the case may be, forwards a copy of the signed Final Terms to each ICSD.
On or subsequent to the Issue Date		The Registrar or the Transfer Agent, as the case may be, notifies TMCC immediately in the event that a Purchaser does not pay the purchase price due from it in respect of a Note.
The Registrar or the Transfer Agent, as the case may be, notifies TMCC of the issue of Notes giving details of the Registered Global Note(s) and the nominal amount represented thereby.
The Registrar or the Transfer Agent, as the case may be, confirms the issue of Notes to the relevant Stock Exchange and any other relevant authority.
The relevant Purchaser promptly notifies the Registrar or the Transfer Agent, as the case may be, that the distribution of the Notes purchased by it has been completed.

[2]	This assumes that an effectuation authorisation has been delivered by the Issuer to the common safekeeper (i.e. Euroclear or Clearstream, Luxembourg) at the update of the programme. If this is not the case, such an authorisation should be delivered at least 2 business days prior to the closing of the first issue of Eurosystem-eligible New Global Notes under the Programme.

Explanatory Notes to Annex

(a) Each Day is a day on which banks and foreign exchange markets are open for general business in London (including dealings in foreign exchange and foreign currency deposits), counted in reverse order from the proposed Issue Date.

(b) The Issue Date must be a Business Day. For the purposes of this Annex, Business Day means a day which is:

(1) a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in London and any other place specified in the applicable Final Terms as an Additional Business Centre;

(2) (i) in relation to Notes denominated in a Specified Currency other than euro and Renminbi, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency; (ii) in relation to Notes denominated in euro, a day on which the TARGET2 system is open; or (iii) in relation to any sum payable in Renminbi, a day on which commercial banks and foreign exchange markets are open for business and settlement of Renminbi payments in Hong Kong. Unless provided otherwise in the applicable Final Terms, the principal financial centre of any country shall be as provided in the 2006 ISDA Definitions (except in the case of Australia and New Zealand, where the principal financial centre will be Sydney or Auckland, respectively); and

(3) a day on which the ICSDs and any other relevant clearing system is open for general business.

(c) Times given can be modified upon the mutual agreement of the Purchaser, the Registrar and TMCC.

(d) If at any time the Registrar is notified by TMCC or the relevant Stock Exchange that the listing of a Series of Notes has been refused or otherwise will not take place, the Registrar shall immediately notify TMCC, the Dealer and all the relevant Purchaser(s) (if not the Dealer).

(e) If any final terms or information to be included in the applicable Final Terms constitute “significant new factors” and consequently trigger the need for a supplement to the Prospectus under Article 16 of the Prospectus Directive the timings outlined above will change as the Final Terms will need to be approved by the relevant authority as a supplement, which can take up to seven working days.

(f) Where a clearing system other than Euroclear or Clearstream, Luxembourg is used for an issue, references to the ICSDs shall be interpreted accordingly.

SCHEDULE 4
ADDITIONAL DUTIES OF THE REGISTRAR AND THE TRANSFER AGENT

In relation to each Series of Registered Notes that are held in the NSS, the Registrar and the Transfer Agent shall comply with the following provisions:

1. Each of the Registrar and the Transfer Agent will inform each of Euroclear and Clearstream, Luxembourg (the “ICSDs”), through the common service provider appointed by the ICSDs to service the Registered Notes (the “CSP”), of the initial issue outstanding amount (“IOA”) for each Tranche on or prior to the relevant Issue Date.

2. If any event occurs that requires a mark up or mark down of the records which an ICSD holds for its customers to reflect such customers’ interest in the Registered Notes, each of the Registrar and the Transfer Agent will (to the extent known to it) promptly provide details of the amount of such mark up or mark down, together with a description of the event that requires it, to the ICSDs (through the CSP) to ensure that the records of the ICSDs reflecting the IOA of the Registered Notes remains at all times accurate.

3. Each of the Registrar and the Transfer Agent will at least monthly perform a reconciliation process with the ICSDs (through the CSP) with respect to the IOA for the Registered Notes and will promptly inform the ICSDs (through the CSP) of any discrepancies.

4. Each of the Registrar and the Transfer Agent will promptly assist the ICSDs (through the CSP) in resolving any discrepancy identified in the records reflecting the IOA of the Registered Notes.

5. Each of the Registrar and the Transfer Agent will promptly provide to the ICSDs (through the CSP) details of all amounts paid by it under the Registered Notes (or, where the Registered Notes provide for delivery of assets other than cash, of the assets so delivered).

6. Each of the Registrar and the Transfer Agent will (to the extent known to it) promptly provide to the ICSDs (through the CSP) notice of any changes to the Registered Notes that will affect the amount of, or date for, any payment due under the Registered Notes.

7. Each of the Registrar and the Transfer Agent will (to the extent known to it) promptly provide to the ICSDs (through the CSP) copies of all information that is given to the holders of the Registered Notes.

8. Each of the Registrar and the Transfer Agent will promptly pass on to TMCC all communications it receives from the ICSDs directly or through the CSP relating to the Registered Notes.

9. Each of the Registrar and the Transfer Agent will (to the extent known to it) promptly notify the ICSDs (through the CSP) of any failure by the Issuer to make any payment or delivery due under the Registered Notes when due.